Execution Version THIRD AMENDMENT THIRD AMENDMENT, dated as of January 25, 2023 (this “Agreement”), to the Amended and Restated Credit Agreement, dated as of December 23, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Aspen Technology, Inc. (the “Borrower” or “Aspentech”), the other Loan Parties from time to time party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of August 5, 2020, the Waiver and Second Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2021 and the Borrower Accession and Assignment Agreement, dated as of May 16, 2022. W I T N E S S E T H: WHEREAS, the Borrower, the Lenders, the Administrative Agent are parties to the Credit Agreement; WHEREAS, existing loans, commitments and/or other extensions of credit under the Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees or other amounts based on the LIBO Rate in accordance with the terms of the Credit Agreement as in effect prior to the Third Amendment Effective Date; WHEREAS, the Administrative Agent, the Borrower and the Required Lenders have elected to trigger an Early Opt-In Election with respect to the Benchmark applicable to Borrowings denominated in Dollars and, pursuant to Section 2.11(d) of the Credit Agreement, the Administrative Agent, the Borrower and the Required Lenders have determined in accordance with the Credit Agreement that LIBO Rate should be replaced with Term SOFR for all purposes under the Credit Agreement (the “Term SOFR Early Opt-in Election”); WHEREAS, the Lenders party hereto and listed on the signature pages hereof, the Administrative Agent, the Issuing Banks and the Loan Parties have agreed to certain amendments to the Credit Agreement to, among other things, provide for the Term SOFR Early Opt-in Election, in each case on the terms and conditions set forth herein; and NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein as therein defined. 2. Term SOFR Early Opt-In Election. (a) The Borrower, the Administrative Agent and the Required Lenders hereby agree that an Early Opt-in Election has occurred under the Credit Agreement effective as of the Third Amendment Effective Date and the applicable proposed amendment incorporating the Benchmark Replacement was posted to the Lenders on and as of January 10, 2023.

(b) The parties hereto acknowledge and agree that the existing Revolving Loans and Term Loans outstanding immediately prior to the Third Amendment Effective Date denominated in Dollars and bearing interest at the LIBO Rate (“Existing LIBOR Loans”) shall, after the Third Amendment Effective Date, continue as Eurodollar Borrowing (as defined in the Credit Agreement) and interest thereon shall continue to be calculated in a manner consistent with the interest calculated thereon prior to the Third Amendment Effective Date until the end of the Interest Period currently in effect and applicable to such Existing LIBOR Loans; provided, that prior to the end of the Interest Period currently in effect and applicable to such Existing LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Borrowing Request pursuant to Section 2.05 of the Credit Agreement (as amended hereby) requesting a conversion of such Existing LIBOR Loans to Term Benchmark Borrowing (bearing interest at the Adjusted Term SOFR Rate) or ABR Loans, and failing delivery of such timely notice of such conversion shall be deemed to have selected a conversion of such Existing LIBOR Loans into Term Benchmark Borrowing bearing interest at the Adjusted Term SOFR Rate with an Interest Period of one month. 3. Amendment of Credit Agreement. To give effect to the Term SOFR Early Opt-in Election, effective as of the Third Amendment Effective Date: (a) the Credit Agreement shall be amended, without additional consent or approval of any other Lender, to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto; and (b) Exhibit B ([Form of] Borrowing Request) to the Credit Agreement shall be replaced by the [Form of] Borrowing Request attached as Exhibit B hereto. (c) Exhibit E ([Form of] Interest Election Request) to the Credit Agreement shall be replaced by the Interest Election Request attached as Exhibit C hereto. 4. Representations and Warranties. The Borrower hereby represents that as of each of the date hereof and the Third Amendment Effective Date each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents (including this Agreement) is true and correct in all material respects (except for representations and warranties qualified as to materiality and Material Adverse Effect, which shall be true and correct in all respects) as if made on and as of such date (it being understood and agreed that any such representation or warranty (i) that relates solely to an earlier date is true and correct as of such earlier date and (ii) is true and correct in all respects if it is qualified by a materiality standard), and no Default or Event of Default has occurred and is continuing. 5. Effectiveness of this Agreement. This Agreement shall become effective on and as of the date (such date the “Third Amendment Effective Date”) of satisfaction of the following conditions: (a) the execution and delivery of this Agreement by the Borrower, the Loan Parties, the Administrative Agent, each Issuing Bank and the Required Lenders; and

(b) receipt by the Administrative Agent of all fees and expenses reimbursable under Section 7 below for which invoices have been presented (including the reasonable fees and expenses of legal counsel); 6. Acknowledgments and Confirmations; Liens Unimpaired. (a) Each Loan Party party hereto hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party (and each joinder to which it is a party to any Loan Documents), including, in each case, such covenants and agreements as in effect immediately after giving effect to the Third Amendment Effective Date and the transactions contemplated hereby, (ii) subject to any limitations set forth in the Guarantee Agreement, its guarantee of the Obligations, and (iii) its prior grant of Liens on the Collateral to secure the Obligations owed or otherwise guaranteed by it pursuant to the Security Documents with all such Liens continuing in full force and effect after giving effect to this Agreement; (b) Notwithstanding the above, each of the Loan Parties confirms that (i) its obligations under the Guarantee Agreement to which it is a party are not discharged or otherwise affected by this Agreement and shall accordingly, subject to any limitations set forth in the Guarantee Agreement, continue in full force and effect (ii) its obligations under, and the Liens granted by it in and pursuant to, the Security Documents to which it is a party are not discharged or otherwise affected by this Agreement and shall accordingly remain in full force and effect, (iii) the Obligations so guaranteed and secured shall, after the Third Amendment Effective Date and subject to any limitations set forth in the Guarantee Agreement, extend to the Obligations under the Loan Documents (including under the Credit Agreement as amended pursuant to this Agreement). (c) After giving effect to the provisions of this Agreement, neither this Agreement or the modification of the Credit Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of this Agreement: i. impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority applicable to such Liens immediately prior to giving effect to the transactions contemplated by this Agreement to secure repayment of all Obligations, whether heretofore or hereafter incurred; or ii. requires that any new filings required to be made under any Loan Document be made or other action required to be taken under any Loan Document be taken to perfect or to maintain the perfection of such Liens. 7. Expenses. Subject to Section 9.3 of the Credit Agreement, the Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. 8. Effect of Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply to and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. (b) On and after each of the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as modified hereby on the Third Amendment Effective Date. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. 9. Execution in Counterparts; Electronic Signatures. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. (b) The words “delivery”, “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement and any document executed in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterparts.

10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 11. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 12. Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the state of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Agreement to the same extent as if fully set forth herein. 13. Successors and Assigns. The consent of any Lender to this Agreement shall be binding upon such Lender’s successors, assigns and participants permitted by the Credit Agreement. Further, the provisions of this Agreement shall be binding and inure to the benefit of, such Lender’s successors, assigns and participants permitted by the Credit Agreement. [Signature Pages Follow]

[Signature Page to Third Amendment] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers as of the date first above written. BORROWER: ASPEN TECHNOLOGY, INC. By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer & Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] LOAN PARTY: ASPEN TECHNOLOGY HOLDINGS CORPORATION By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer & Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] LOAN PARTY: ASPENTECH CORPORATION By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer & Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] LOAN PARTY: PARADIGM GEOPHYSICAL CORP. By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer & Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] LOAN PARTY: ASPEN PARADIGM HOLDING LLC By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer & Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] LOAN PARTY: ALIAS INVESTMENT LLC By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer & Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] LOAN PARTY: ASPENTECH CANADA HOLDINGS, LLC By: Name: Chantelle Y. Breithaupt Title: Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] LOAN PARTY: OPEN SYSTEMS INTERNATIONAL, INC. By: Name: Chantelle Y. Breithaupt Title: Chief Financial Officer & Treasurer DocuSign Envelope ID: FE9E9B33-1EE5-46A9-A860-FB9C32EB7D45

[Signature Page to Third Amendment] JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender By: Name: Christine Lathrop Title: Executive Director

Susan Manuelle

[Signature Page to Third Amendment] Internal TD Bank, N. A. By: Name: Steve Levi Title: Senior Vice President

[Signature Page to Third Amendment] U.S. BANK NATIONAL ASSOCIATION By: Name: Alexander Wilson Title: Assistant Vice President

[Signature Page to Third Amendment] Manufacturers and Traders Trust Company By: Name: Kathryn Williams Title: SVP

[Signature Page to Third Amendment] Confidential Santander Bank, N.A. By: Name: Jennifer Baydian Title: Senior Vice President

Exhibit A

Exhibit A ADDED TEXT SHOWN UNDERSCORED DELETED TEXT SHOWN STRIKETHROUGH Execution Version AMENDED AND RESTATED CREDIT AGREEMENT1 dated as of December 23, 2019 Among ASPEN TECHNOLOGY, INC., as Borrower, The LENDERS Party Hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent ___________________________ JPMORGAN CHASE BANK, N.A., and SILICON VALLEY BANK as Joint Lead Arrangers and Joint Bookrunners, SILICON VALLEY BANK as Syndication Agent, and CITIBANK, N.A., CITIZENS BANK, N.A., TD BANK, N.A. and 1 As amended pursuant to the First Amendment to Amended and Restated Credit Agreement, dated as of August 5, 2020, the Waiver and Second Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2021, the Borrower Accession and Assignment Agreement, dated as of May 16, 2022 and the Third Amendment, dated as of January 25, 2023.

WELLS FARGO BANK, N.A., as Co-Documentation Agents 2

Table of Contents Page ARTICLE I Definitions 1 SECTION 1.01. Defined Terms 1 SECTION 1.02. Classification of Loans and Borrowings 4548 SECTION 1.03. Terms Generally 4549 SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations 4549 SECTION 1.05. Excluded Swap Obligations 4750 SECTION 1.06. Foreign Currency Calculations 4751 SECTION 1.07. Interest Rates; LIBOR Notification 47 51 SECTION 1.08. Divisions 4852 ARTICLE II The Credits 4852 SECTION 2.01. Commitments 4852 SECTION 2.02. Loans and Borrowings 4953 SECTION 2.03. Requests for Borrowings 5054 SECTION 2.04. Funding of Borrowings 5155 SECTION 2.05. Interest Elections 5256 SECTION 2.06. Termination and Reduction of Commitments 5357 SECTION 2.07. Repayment of Loans; Evidence of Debt; Letter of Credit Reimbursements 5458 SECTION 2.08. Prepayment of Loans; Mandatory Prepayment of Term Loans 5662 SECTION 2.09. Fees 5762 SECTION 2.10. Interest 5863 SECTION 2.11. Alternate Rate of Interest 5964 SECTION 2.12. Increased Costs; Illegality 6167 SECTION 2.13. Break Funding Payments 6369 SECTION 2.14. Taxes 6370 SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs 6774 SECTION 2.16. Mitigation Obligations; Replacement of Lenders or Issuing Banks 6976 SECTION 2.17. Defaulting Lenders 7177 SECTION 2.18. [Reserved] 7279 SECTION 2.19. Issuance of and Drawings and Reimbursement Under Letters of Credit 7279 SECTION 2.20. Incremental Facility 7682 ARTICLE III Representations and Warranties 8086 SECTION 3.01. Organization; Powers 8086 SECTION 3.02. Authorization; Enforceability 8086 SECTION 3.03. Governmental Approvals; No Conflicts 8087 SECTION 3.04. Financial Condition; No Material Adverse Change 8187 SECTION 3.05. Properties 8187 i

SECTION 3.06. Litigation and Environmental Matters 8288 SECTION 3.07. Compliance with Laws and Agreements; No Default 8288 SECTION 3.08. Investment Company Status 8288 SECTION 3.09. Taxes 8289 SECTION 3.10. ERISA and Labor Matters 8289 SECTION 3.11. Subsidiaries 8389 SECTION 3.12. Insurance 8390 SECTION 3.13. Solvency 8390 SECTION 3.14. Disclosure 8490 SECTION 3.15. Collateral Matters 8490 SECTION 3.16. Federal Reserve Regulations 8592 SECTION 3.17. Anti-Corruption Laws and Sanctions 8692 SECTION 3.18. Use of Proceeds 8692 SECTION 3.19. USA PATRIOT Act 8692 SECTION 3.20. EEA Financial Institution 8692 ARTICLE IV Conditions 8692 SECTION 4.01. Restatement Effective Date 8692 SECTION 4.02. Each Credit Event 8894 ARTICLE V Affirmative Covenants 8995 SECTION 5.01. Financial Statements; and Other Information 8995 SECTION 5.02. Notices of Material Events 9197 SECTION 5.03. Information Regarding Collateral 9298 SECTION 5.04. Existence; Conduct of Business 9399 SECTION 5.05. Reserved 9399 SECTION 5.06. Maintenance of Properties 9399 SECTION 5.07. Insurance 9399 SECTION 5.08. Books and Records; Inspection and Audit Rights 9399 SECTION 5.09. Compliance with Laws 94100 SECTION 5.10. Use of Proceeds 94100 SECTION 5.11. Additional Subsidiaries 94100 SECTION 5.12. Further Assurances 94100 SECTION 5.13. After-Acquired Real Property 95101 SECTION 5.14. Environmental Compliance 95101 ARTICLE VI Negative Covenants 96101 SECTION 6.01. Indebtedness; Certain Equity Securities 96102 SECTION 6.02. Liens 98104 SECTION 6.03. Fundamental Changes 99105 SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions 100106 SECTION 6.05. Asset Sales 103109 SECTION 6.06. Sale/Leaseback Transactions 105111 SECTION 6.07. Hedging Agreements 105111 ii

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness 106111 SECTION 6.09. Transactions with Affiliates 108113 SECTION 6.10. Restrictive Agreements 108114 SECTION 6.11. Amendment of Material Documents 109115 SECTION 6.12. Fiscal Year 109115 SECTION 6.13. Leverage Ratio 109115 SECTION 6.14. Interest Coverage Ratio 109115 ARTICLE VII Events of Default 109115 SECTION 7.01. Events of Default 109115 SECTION 7.02. Actions in Respect of the Letters of Credit upon Default 112118 ARTICLE VIII The Administrative Agent 113119 ARTICLE IX Miscellaneous 118124 SECTION 9.01. Notices 118124 SECTION 9.02. Waivers; Amendments 120125 SECTION 9.03. Expenses; Indemnity; Damage Waiver 122128 SECTION 9.04. Assignments and Participations 124130 SECTION 9.05. Survival 129134 SECTION 9.06. Counterparts; Integration; Effectiveness 129135 SECTION 9.07. Severability 130135 SECTION 9.08. Right of Setoff 130135 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process 130136 SECTION 9.10. WAIVER OF JURY TRIAL 131136 SECTION 9.11. Headings 131137 SECTION 9.12. Confidentiality 132137 SECTION 9.13. Interest Rate Limitation 133138 SECTION 9.14. Release of Liens and Guarantees 133138 SECTION 9.15. USA PATRIOT Act Notice 133139 SECTION 9.16. No Fiduciary Relationship 134139 SECTION 9.17. Non-Public Information 134139 SECTION 9.18. Judgment Currency 135140 SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions 135140 SECTION 9.20. Acknowledgement Regarding Any Supported QFCs 135141 SECTION 9.21. Certain ERISA Matters 136141 ARTICLE X AMENDMENT AND RESTATEMENT 138143 iii

SCHEDULES: Schedule 1.01 – Scheduled Excluded Equity Interests Schedule 1.02 - Existing Letters of Credit Schedule 2.01 – Commitments Schedule 3.06(a) – Litigation Schedule 3.06(b) – Environmental Matters Schedule 3.11 – Subsidiaries Schedule 3.12 – Insurance Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens Schedule 6.04 – Existing Investments Schedule 6.10 – Existing Restrictions EXHIBITS: Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Borrowing Request Exhibit C – Form of Amended and Restated Collateral Agreement Exhibit D – Form of Compliance Certificate Exhibit E – Form of Interest Election Request Exhibit F-1 – Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes Exhibit F-2 – Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes Exhibit F-3 – Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes Exhibit F-4 – Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes Exhibit G – [Reserved] Exhibit H – Form of Amended and Restated Guarantee Agreement Exhibit I – Form of Promissory Note Exhibit J - Form of Solvency Certificate iv

AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 23, 2019, among ASPEN TECHNOLOGY, INC., as Borrower, the LENDERS party hereto, the INITIAL ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. R E C I T A L S WHEREAS the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents named therein are parties to that certain Credit Agreement, dated as of February 26, 2016 (the “Existing Credit Agreement”) pursuant to which certain loans and other extensions of credit were made to the Borrower; WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have entered into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) replace revolving commitments and outstanding revolving loans under such Existing Credit Agreement with new revolving commitments and term loans as provided herein; and (iii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement as part of the Obligations, which shall be repayable in accordance with the terms of this Agreement; WHEREAS, it is also the intent of the Borrower and the Borrower to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Restatement Effective Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement; NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “2022 Acquisition” means the acquisition of Mining Software Holdings Pty Limited, ACN 630 328 326, a company organized under the laws of the State of New South Wales (Australia) (the “Target”), by the Borrower pursuant to the terms of that certain Share Sale Agreement, dated as of July 27, 2022, as amended by the Amendment Deed Share – Sale Agreement, dated as of September 16, 2022 and that certain Project Platinum: Side Letter, dated as of July 27, 2022, entered among the Borrower, the Target, AspenTech Australia Holding Pty Ltd, ACN 661 089 167, a company organized under the laws of Australia and a wholly-owned subsidiary of the Borrower and the sellers and the other parties thereto. “2022 Transactions” means the 2022 Acquisition, the repayment of the Target’s indebtedness and the payment of fees and expenses in connection therewith. “ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, shall bear interest at a rate determined by reference to the Alternate Base Rate. “Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted EURIBOR Rate” means, with respect to any EURIBOR Benchmark Borrowing for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Adjusted Free Cash Flow” means, for any period, an amount equal to: (a) Free Cash Flow for such period; plus (b) without duplication, an amount equal to the sum of: (i) Consolidated Interest Expense for such period (including imputed interest expense in respect of finance lease obligations), and (ii) provision for taxes based on income, profits or losses, including foreign withholding taxes, and for corporate franchise, capital stock, net worth taxes, in each case during such period as reflected in the consolidated statements of income of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01; minus (c) without duplication, the net amount (which may be an amount below zero) equal to the sum of (i) adjustments for deferred income taxes, plus (ii) changes in accounts receivable, plus (iii) changes in prepaid expenses, plus (iv) changes in prepaid income taxes, plus (vi) changes in other assets, plus (vii) changes in accounts payable, plus (viii) changes in accrued expenses and other current liabilities, plus (ix) changes in income taxes payable, plus (x) changes in other liabilities, in each case as reflected in the consolidated statements of cash flow of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01. “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent” means JPMorgan Chase Bank, N.A. (including its 2 branches and affiliates), in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent. “Affected Foreign Currency” has the meaning set forth in Section 2.11(c). “Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. “Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBOTerm SOFR Rate for a one month Interest Period as published by two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) for a deposit in Dollars with a maturity of one month plus 1% provided that for the purpose of this definition, the Adjusted LIBOTerm SOFR Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBOR Interpolated Rate)Term SOFR Reference Rate at approximately 11:00 a.m. London5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOTerm SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBOTerm SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Creditor” has the meaning set forth in Section 9.18(b). “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a ABR Loan and such Lender’s Benchmark Lending Office in the case of a Benchmark Loan. “Applicable Rate” means, (a) from the Restatement Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 5.01(d) for the first full Fiscal Quarter ending after the Restatement Effective Date,(i) with respect to any 3

ABR Loan, Eurodollar Loan, EURIBOR Benchmark Loan or SONIA Loan, the Applicable Rate set forth below under Level I shall apply and (ii) with respect to any commitment fee, the commitment fee rate set forth below under Level I shall apply and (b) thereafter, (i) with respect to any EurodollarTerm Benchmark Loan, the applicable rate per annum set forth below under the caption "Applicable Rate – EurodollarTerm Benchmark Loans" based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d), (ii) with respect to any ABR Loan, the applicable rate per annum set forth below under the caption "Applicable Rate – ABR Loans" based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d), (iii) with respect to any EURIBOR Benchmark Loan, the applicable rate per annum set forth below under the caption "Applicable Rate – EURIBOR Benchmark Loans" based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d), (iv) with respect to any SONIA Loans, the applicable rate per annum set forth below under the caption "Applicable Rate – SONIA Loans" based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d), (v) with respect to any CBR Loan, the applicable rate per annum set forth below under the caption "Applicable Rate – CBR Loans" based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d) and, (vi) subject to Section 2.11, with respect to any Daily Simple SOFR Benchmark, the applicable rate per annum set forth below under the caption "Applicable Rate – Daily Simple SOFR Benchmark Loans" based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d), and (vii) with respect to any commitment fee, a rate per annum set forth below under the caption "Commitment Fee Rate" based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d):

Status:	Leverage Ratio	Applicable Rate – EurodollarTerm Benchmark/Daily Simple SOFR Loans	Applicable Rate – ABR Loans	Applicable Rate EURIBOR Benchmark Loans and SONIA Loans	Applicable Rate – CBR Loans	Commitment Fee Rate
Level I	Less than 1.50 to 1.00	1.50%	0.50%	1.50%	1.50%	0.20%
Level II	Greater than or equal to 1.50 to 1.00, but less than 2.50 to 1.00	1.75%	0.75%	1.75%	1.75%	0.25%
Level III	Greater than or equal to 2.50 to 1.00	2.00%	1.00%	2.00%	2.00%	0.30%

4

“Applicable SONIA Adjustment” shall mean, for any day, with respect to any SONIA Loan, the rate per annum equal to 0.0326% “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arranger” means, collectively, JPMorgan Chase Bank, N.A. and Silicon Valley Bank in their capacity as joint lead arrangers and joint bookrunners for the credit facilities provided for herein. “Asset Sale” means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by Section 6.05 (other than clause (k) thereof)) that yields gross proceeds to the Borrower or any Subsidiary (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any party whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower. “Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Revolving Termination Date and the date of termination of the Revolving Commitments. “Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any L/C Related Documents, provides for one or more automatic increases in the stated amount thereof, the Available Amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. “Available Tenor” means, as of the date of determination and with respect to the then-currency benchmark for Dollars or any Designated Foreign Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments pursuant to this Agreement as of such date. “BAFT-IFSA” has the meaning set forth in Section 2.19(f). 5

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any EurodollarTerm Benchmark Borrowing denominated in Dollars, the LIBOTerm SOFR Rate, (ii) with respect to any Borrowing denominated in Euros, the EURIBOR Rate or, (iii) with respect to any Borrowing denominated in Pounds Sterling, Daily Simple SONIA, as applicable; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (d) of Section 2.11. “Benchmark Lending Office” means, with respect to any Lender, the office of such Lender specified as its lending office for Benchmark Borrowings in its Administrative Questionnaire delivered to the Administrative Agent or specified in the Incremental Assumption Agreement or the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “Benchmark Replacement” means the, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Designated Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below: (1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple SOFR; (2) the sum of: (a) the alternate benchmark rate (which, with respect to U.S. dollars, may be a SOFR-Based Rate) that has been selected by the 6

Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate or the then-current Benchmark for U.S. dollar-denominated or Designated Foreign Currency-denominated, as applicable syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined pursuant to clause (1) or (2) above would be less than zerothe Floor, the Benchmark Replacement will be deemed to be zerothe Floor for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion. “Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated or Designated Foreign Currency, as applicable syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate). “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent in consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” 7 the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the U.S. Federal Reserve System, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, in each case which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the such Benchmark; and/or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to then-currentany Benchmark and solely to the extent that such Benchmark has not been replaced with a Benchmark Replacement, the period (if any) (x) beginning at the time that sucha Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Ratesuch then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.112.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder pursuant toand under any Loan Document in accordance with Section 2.11. “Beneficial Ownership Certification” means a certification regarding beneficial 8 ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” means Aspen Technology, Inc., a Delaware corporation. “Borrowing” means Loans of the same Type and Class, made, converted or continued on the same date and, in the case of each of EurodollarTerm Benchmark Loans and EURIBOR Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, substantially in the form of Exhibit B or any other form approved by the Administrative Agent. “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that (aA) in relation to the calculation or computation of LIBOR, shall mean any day (other than a Saturday or a Sunday) on which banks are open forLoans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such loans referencing the Adjusted Term SOFR Rate, any such date that is only a U.S. Government Securities bBusiness in LondonDay (B) in relation to Loans denominated in Euros and in relation to the calculation of EURIBOR, shall mean any day which is a TARGET Day and (C) in relation to SONIA Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such SONIA Loan, or any other dealings in Pounds Sterling, shall mean any such day that is only a SONIA Business Day. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, subject to Section 1.04. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee. “Cash Management Agreement” means an agreement pursuant to which a bank or other financial institution provides Cash Management Services. “Cash Management Services” means (a) treasury management services (including 9 controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any Subsidiary and (b) commercial credit card and purchasing card services provided to the Borrower or any Subsidiary. “CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate. “Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time; plus (B) the applicable Central Bank Rate Adjustment. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent SONIA Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five SONIA Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last SONIA Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate, as applicable, on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month (or, in the event the EURIBOR Screen Rate is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate, as applicable, as of such time); provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%. “CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each subsidiary of any such controlled foreign corporation. “CFC Holding Company” means a Subsidiary, substantially all of the assets of which consist of Equity Interests or Indebtedness of (a) one or more CFCs or (b) one or more 10

CFC Holding Companies. “Change in Control” means (a) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the Board of Directors of the Borrower nor (ii) appointed or approved by directors so nominated or (b) any person or group or persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Emerson Electric Co., shall obtain ownership or control in one or more series of transactions of more than 35% of the common Equity Interests or 35% of the voting power of the Equity Interests of the Borrower entitled to vote on the election of members of the Board of Directors of the Borrower. “Change in Law” means the occurrence, after the Restatement Effective Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Charges” has the meaning set forth in Section 9.13. “Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the United States Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are granted pursuant to the Security Documents as security for the Obligations, subject, in each case, to the Collateral and Guarantee Requirements. “Collateral Agreement” means the Amended and Restated Collateral Agreement among the Borrower, the other Loan Parties organized in the United States and the Administrative Agent, substantially in the form of Exhibit C. “Collateral and Guarantee Requirement” means, at any time, the requirement that: (a) the Administrative Agent shall have received from the Borrower and each Designated Subsidiary either (i) counterparts of the Guarantee Agreement and a 11

Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Subsidiary after the Restatement Effective Date, a supplement to the Guarantee Agreement and a Collateral Agreement, substantially in the form specified therein (or as otherwise agreed by the Administrative Agent), duly executed and delivered on behalf of such Person, together with documents of the type referred to in Section 4.01(c)(i), (ii) and (iii) and, to the extent reasonably requested by the Administrative Agent, opinions of the type referred to in Section 4.01(c)(iv), with respect to such Designated Subsidiary; (b) (i) all outstanding Equity Interests in any Significant Subsidiary (other than Excluded Equity Interests), in each case directly owned by any Loan Party, shall have been pledged pursuant to the Collateral Agreement and (ii) the Administrative Agent shall, to the extent such Equity Interests are certificated securities, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party in an aggregate principal amount in excess of $10,000,000 shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement or a supplement to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; (d) all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded to evidence the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to (or provided by, as applicable) the Administrative Agent for filing, registration or recording; and (e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) with respect to each Mortgaged Property located in the United States, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements as the Administrative Agent may reasonably request, (iii) with respect to each Mortgaged Property located outside the United States, such title reports and other documentation as is customary in such jurisdiction in connection with the mortgage of property in comparable transactions, (iv) if the Borrower is in receipt of a Standard Flood Hazard Determination that shows that a Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the Borrower shall (prior to the delivery of a counterpart to the Mortgage for such Mortgaged Property) 12 deliver to the Administrative Agent evidence of such flood insurance as may be required under applicable law or regulations, including Regulation H of the Board of Governors, and in any event in form and substance reasonably satisfactory to the Administrative Agent and (v) any surveys as may exist at such time with respect to any such Mortgaged Property and any legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage. Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the Loan Parties shall have the time periods specified in Section 5.11 to satisfy the Collateral and Guarantee Requirement with respect to Designated Subsidiaries newly acquired or formed (or which first become Designated Subsidiaries) after the Restatement Effective Date and with respect to assets acquired after the Restatement Effective Date that do not automatically constitute Collateral under a Collateral Agreement, (b) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, as to which the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Borrower and the Subsidiaries (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (c) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower, (d) in no event shall the Collateral include any Excluded Assets, (e) no Person shall be required to Guarantee the Obligations or grant security therefor if to do so would conflict with the fiduciary duties of its directors or contravene any legal prohibition or result in a risk of personal or criminal liability on the part of any officer or director thereof, (f) the requirement to enter into the Guarantee Agreement and any Security Document and the terms of each such agreement shall be subject to general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalization” rules, retention of title claims, exchange control restrictions, ineffectiveness of agency provisions, and similar principles that may limit the ability of any Person to provide a Guarantee or security to the Administrative Agent or the Lenders or may require that the Guarantee or security be limited by an amount or otherwise; provided, that each such affected Person that is otherwise required to be a Loan Party shall use commercially reasonable efforts to provide the maximum permissible credit support and to assist in demonstrating that adequate corporate benefit accrues to any relevant entity, and (g) the maximum Guaranteed or secured amount may be limited due to legal or regulatory limitations, or, in the Administrative Agent’s reasonable discretion, to minimize stamp duty, notarization, registration or other applicable fees, taxes and duties. Notwithstanding any other provision of any Loan Document, the Guarantee given by any Subsidiary that becomes a Subsidiary Guarantor (as defined in the Guarantee Agreement) after the Restatement Effective Date (an “Additional Guarantor”) shall be subject to the limitations consistent with this definition and such limitations shall be set forth in the Supplement (as defined in the Guarantee Agreement) applicable to such Additional Guarantor. The Administrative Agent may, without the consent of any Lender, grant extensions of time for 13 the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Designated Subsidiary (including extensions beyond the Restatement Effective Date or in connection with assets acquired, or Designated Subsidiaries formed or acquired, after the Restatement Effective Date) where it and the Borrower reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. In addition, in no event shall (a) control agreements or control or similar arrangements be required with respect to cash deposit or securities accounts, (b) notice be required to be sent to account debtors or other contractual third parties prior to the occurrence and absent the continuance of an Event of Default, (c) perfection be required with respect to letter of credit rights and commercial tort claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements), (d) security documents governed by the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia be required, (e) filings be required to be made against intellectual property in any jurisdiction other than the United States or (f) landlord, warehouse or bailee waivers be required for leased or used real property. “Commitment” means a Revolving Credit Commitment, a Term Loan Credit Commitment or a Letter of Credit Commitment. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D or any other form approved by the Administrative Agent. “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent, in consultation with the Borrower, determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time; provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined 14 for purposes of the definition of “Benchmark Replacement.” “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Interest Expense” means, with reference to any period, the Interest Expense of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period. “Consolidated Total Assets” means, with reference to any period, the total assets of the Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning assigned to it in Section 9.20. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. 15

“Daily Simple SOFR Borrowing” when used in reference to any Loan or Borrowing, only to the extent set forth in Section 2.11, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Daily Simple SOFR. “Daily Simple SONIA” means for any day (a “SONIA Interest Day”), an interest rate per annum equal to the greater of SONIA for the day that is five Business Days prior to (A) if such SONIA Interest Day is a Business Day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding such SONIA Interest Day. If, for such day, Daily Simple Sonia shall be less than 0.00%the Floor, such interest rate shall be deemed to be 0.00%the Floor for the purposes of this Agreement. “Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default. “Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans within two Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such payment is the subject of a good faith dispute, or (e) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17) upon delivery of written notice of such determination to the Borrower and each Lender. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Designated Foreign Currency” means Euros or Pounds Sterling. “Designated Subsidiary” means each Significant Domestic Subsidiary that is not an Excluded Subsidiary. “Disposition” has the meaning set forth in Section 6.05. “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: 16

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Borrower or any Subsidiary, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date that is 91 days after the Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Restatement Effective Date, the Restatement Effective Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability. “Disqualified Institutions” means (i) banks, financial institutions and other institutional lenders separately identified in writing by the Borrower to the Administrative Agent prior to the Restatement Effective Date, (ii) the competitors of the Borrower and the Subsidiaries identified by name in writing by the Borrower to the Administrative Agent from time to time and (iii) in the case of each of the entities covered by clauses (i) and (ii), any of their Affiliates that are either (a) identified in writing by the Borrower or (ii) clearly identifiable on the basis of such Affiliate’s name; for the avoidance of doubt the Administrative Agent shall, and shall be permitted to, provide such list of Disqualified Institutions to the Lenders. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is a Disqualified Institution or have any liability with respect to any assignment made to a Disqualified Institution. “Dollars” or “$” refers to lawful money of the United States of America. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Designated Foreign Currency, the equivalent of such amount in Dollars determined by using the 17 rate of exchange for the purchase of Dollars with the Designated Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Thomson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Designated Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion. “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Administrative Agent or specified in the Incremental Assumption Agreement or the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent. “Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia. “Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders (or with respect to a Designated Foreign Currency, the Majority Facility Lenders under the Revolving Facility) to the Administrative Agent (with a copy to the Borrower) that the Required Lenders (or with respect to a Designated Foreign Currency, the Majority Facility Lenders under the Revolving Facility) have determined that U.S. dollar-denominated or Designated Foreign Currency-denominated, as applicable, syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.11 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then-current Benchmark, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders (or with respect to a Designated Foreign Currency, the Majority Facility Lenders under the Revolving Facility) to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders (or with respect to a Designated Foreign Currency, the Majority Facility Lenders under the Revolving Facility) of written notice of such election to the Administrative Agent. “EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in 18 clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person (including a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof), (ii) a Defaulting Lender or (iii) the Borrower, any Subsidiary or any other Affiliate of the Borrower, in each case other than any Disqualified Institution. “Environmental Laws” means all Requirements of Law relating to pollution or the protection of the environment or natural resources (or, as it relates to exposure to hazardous or toxic substances, human health and safety matters). “Environmental Liability” means any liability, obligation, loss, claim, lawsuit or order, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities) directly or indirectly resulting or arising from (a) the violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the Release or threatened Release of any Hazardous Materials, (d) exposure to any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization issued or required under Environmental Laws. “Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into Equity Interests). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. “ERISA Affiliate” means (A) any trade or business (whether or not incorporated) 19 that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or (B) any entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA. “ERISA Event” means (a) the existence, with respect to any Plan of the Borrower, of a non-exempt Prohibited Transaction; (b) any Reportable Event; (c) the failure of the Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (f) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in “endangered” or “critical” status (within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA), or in “critical and declining” status (within the meaning of Section 305 of ERISA) or terminated (within the meaning of Section 4041A of ERISA) or that the PBGC has issued a partition order under Section 4233 of ERISA with respect to the Multiemployer Plan; (j) the failure by the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (k) a Foreign Plan Event; (l) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Pension Plan; or (m) the occurrence of an act or omission which could give rise to the imposition on any Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan. “EURIBOR Benchmark” when used in reference to any Loan or Borrowing, means a Loan bearing interest at a rate determined by reference to the Adjusted EURIBOR Rate. “EURIBOR Interpolated Rate” means, at any time, with respect to any EURIBOR Benchmark Borrowing for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that if any EURIBOR 20

Interpolated Rate shall be less than 0.00% such rate shall be deemed to be 0.00% for the purposes of this Agreement. “EURIBOR Rate” means, with respect to any EURIBOR Benchmark Borrowing for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 A.M., Brussels time two TARGET Days prior to the commencement of such Interest Period, provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate. “EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correct, recalculation, or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters screen which displays that rate) or on the appropriate page of such other information services which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for the purposes of this Agreement. “Euro” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the European Monetary Union legislation. “Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” has the meaning set forth in Article VII. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time. “Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $10,000,000 and all leasehold interests; (b) motor vehicles and other assets subject to certificates of title (other than to the extent a security interest in such assets can be perfected by filing a Uniform Commercial Code financing statement or similar financing statement in a non-U.S. jurisdiction); (c) commercial tort claims with a value of less than $5,000,000; (d) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any wholly owned Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly 21 deemed effective under the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction notwithstanding such prohibition; (e) “intent-to-use” trademark applications; (f) any Excluded Equity Interests; and (g) any business interruption insurance policies of the Borrower or any of its Subsidiaries (or the proceeds thereof other than to the extent such proceeds would otherwise constitute proceeds of Collateral). “Excluded Equity Interests” means (a) any Equity Interests described on Schedule 1.01, (b) any Equity Interests that consist of voting stock of a Subsidiary that is a CFC or a CFC Holding Company in excess of 65% of the outstanding voting stock (or 65% of the outstanding Equity Interests in the case of an entity that is not a corporation for U.S. tax purposes) of such Subsidiary, (c) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is effectively prohibited by any Requirements of Law; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect, and (d) Equity Interests in any Person that is not a Subsidiary or in non-wholly owned Subsidiaries permitted under this Agreement to the extent and for so long as the granting of security interests in such Equity Interests would (i) be prohibited by the Organizational Documents or shareholder agreements or similar contracts between the owners of the Equity Interests of such non-wholly owned Subsidiaries or (ii) in the good faith judgment of the board of directors of the Borrower or such Subsidiary, require shareholder approval for such pledge; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect. “Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Significant Subsidiary organized in the United States, (b) any Subsidiary (other than the Borrower) that is a CFC or a CFC Holding Company (and accordingly, in no event shall a CFC or a CFC Holding Company be required to enter into any Security Document or pledge any assets hereunder) and (c) any Subsidiary formed or acquired after the Restatement Effective Date, in each case that is prohibited by Requirements of Law from guaranteeing the Loan Document Obligations; provided however that any Subsidiary shall cease to be an Excluded Subsidiary at such time as none of clauses (a), (b) or (c) above apply to such Subsidiary and provided, further, that if a Subsidiary that is party to the Guarantee Agreement ceases to be wholly-owned by the Borrower then it shall not constitute an “Excluded Subsidiary” under clause (a) to the extent it remains a Significant Subsidiary of the Borrower organized in the United States. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, and only for so long as, the Guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant by any Loan Party of a security interest, as applicable, becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable 22 to Swaps for which such guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing Letters of Credit” means those letters of credit described on Schedule 1.02 issued under the Existing Credit Agreement that are outstanding thereunder on the Restatement Effective Date. “Facility” means each of (a) the Term Commitments and the Term Loans made thereunder (the “Term Facility”) and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the “Revolving Facility”) and (c) each additional Incremental Facility that may be established pursuant to Section 2.20. “FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate. “Financial Officer” means, with respect to any Person, the chief executive officer, chief financial officer, principal accounting officer or treasurer of such Person. “Federal Reserve Bank of New York’s Website” means the website of the 23

NYFRB at http://www.newyorkfed.org, or any successor source. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Fiscal Quarter” means a fiscal quarter of the Borrower. “Fiscal Year” means a fiscal year of the Borrower. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR, the Adjusted EURIBOR Rate, the Daily Simple SONIA, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR, the Adjusted EURIBOR and the Daily Simple SONIA shall be 0%. “Foreign Currency Loan” means Revolving Loans denominated in Euros and Revolving Loans denominated in Pounds Sterling. “Foreign Lender” means any Lender that is not a U.S. Person. “Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), program or agreement that is not subject to US law and is maintained or contributed to by, or entered into with, the Borrower or any ERISA Affiliate, other than any employee benefit plan, program or agreement that is sponsored or maintained exclusively by a Governmental Authority. “Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any contributions or payments required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable Governmental Authorities of any such Foreign Plan required to be registered with such Governmental Authorities; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan. “Free Cash Flow” means, for any period, an amount equal to: (a) Net Cash Provided by Operating Activities for such period, plus (b) without duplication, an amount equal to the sum of: (i) any extraordinary losses or charges for such period, determined on a consolidated basis in accordance with GAAP, including litigation-related payments (receipts), (ii) Transaction Costs related to the Transactions and any non-recurring fees, costs and expenses incurred or payable by the Borrower or any of its Subsidiaries in 24 connection with any Permitted Acquisition or Specified Transaction or any other asset acquisitions permitted hereunder, including non-capitalized acquired technology, (iii) any impact from restructuring charges or impairment charges, provided that cash impact is included in Free Cash Flow when any such amount is actually paid, minus (c) without duplication, the net amount equal to the sum of (i) capital expenditures for such period for the purchases of property, equipment and leasehold improvements plus (ii) payments for capitalized computer software costs for such period , in each case as reflected in the consolidated statements of cash flows of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01, minus (d) any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank). “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good 25 faith by a Financial Officer of the Borrower)). The term “Guarantee” used as a verb has a corresponding meaning. “Guarantee Agreement” means the Amended and Restated Guarantee Agreement among the Designated Subsidiaries and the Administrative Agent, substantially in the form of Exhibit H. “Hazardous Materials” means petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, mercury, lime solids, radon gas and all other substances, wastes or other pollutants (including explosive, radioactive, hazardous or toxic substances or wastes) that are regulated pursuant to, or the Release of or exposure to which could give rise to liability under, any Environmental Law. “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of the foregoing transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Hedging Agreement. “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements. “Honor Date” has the meaning set forth in Section 2.19(c). “ICC” has the meaning set forth in Section 2.19(f). “Impacted EURIBOR Rate Interest Period” has the meaning set forth in the definition of EURIBOR Rate. “Impacted LIBO Rate Interest Period” has the meaning set forth in the definition of LIBO Rate. “Increased Amount Date” has the meaning set forth in Section 2.20(b). “Incremental Amount” means an aggregate amount not to exceed an amount equal to the greater of (i) $250,000,000 and (ii) the Ratio-Based Incremental Amount as of the Increased Amount Date. “Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Lenders. “Incremental Facility” means any facility established by the Lenders pursuant to 26

Section 2.20. “Incremental Revolving Commitment” means the Revolving Commitment of any Lender, established pursuant to Section 2.20, to make Incremental Revolving Loans to the Borrower. “Incremental Revolving Lender” means each Lender which holds an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan. “Incremental Revolving Loans” means the Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.20 and/or any Incremental Assumption Agreement. “Incremental Term Lender” means each Lender which holds an Incremental Term Loan. “Incremental Term Loans” means the Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.20 and/or any Incremental Assumption Agreement, including for the avoidance of doubt any Term B Loans. “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding, for the avoidance of doubt, trade accounts payable), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable, deferred compensation arrangements for employees, directors and officers and other accrued obligations), (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others; provided that Indebtedness shall not include any performance guarantee or other Guarantee that is not a Guarantee of other Indebtedness; and provided, further, that Indebtedness shall not include obligations under any operating lease, financing lease or property that is not required to be capitalized on the balance sheet of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) 27 purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP; (ii) current accounts payable (including intercompany accounts payable); (iii) obligations in respect of non-competes and similar agreements; (iv) Hedging Obligations; and (v) deferred revenue, customer pre-payments or other similar obligations. The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning set forth in Section 9.03(b). “Initial Issuing Banks” means the Initial Issuing Banks listed on the signature pages hereof. “Insolvent” means with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA. “Intellectual Property” has the meaning set forth in the Collateral Agreement. “Interest Coverage Ratio” means, as of the end of any Fiscal Quarter of the Borrower, the ratio of Adjusted Free Cash Flow to Consolidated Interest Expense (excluding non-cash interest), in each case, as calculated for the Test Period then ending (and, for the avoidance of doubt, Adjusted Free Cash Flow shall be measured on a trailing twelve (12) month basis). “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, which shall be, in the case of any such written request, substantially in the form of Exhibit E or any other form approved by the Administrative Agent. “Interest Expense” means, with respect to any person for any period, the gross interest expense of such person for such period on a consolidated basis, including without limitation (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to Hedging Agreements (other than as set forth below)) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (d) commissions, discounts, yield and other fees and charges incurred in connection with the asset securitization or similar transaction which are payable to any person other than the Borrower or a wholly-owned Subsidiary; provided that in any event “Interest Expense” will 28 exclude any make whole or prepayment premiums, write offs or Hedging Agreement termination costs and similar premiums and costs related to the Transactions. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and the Subsidiaries with respect to Hedging Agreements. “Interest Payment Date” means (1) (a) with respect to any ABR Loan, the last day of each March, June, September and December (b) with respect to any EurodollarTerm Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EurodollarTerm Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period (c) with respect to any EURIBOR Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EURIBOR Benchmark Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (d) with respect to any SONIA Loan each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (e) subject to Section 2.11, with respect to any Daily Simple SOFR Loan each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) with respect to any Loan, the Maturity Date. “Interest Period” means with respect to any EurodollarTerm Benchmark Borrowing or EURIBOR Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, to the extent made available by all Lenders, twelve months thereafter), as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a EurodollarTerm Benchmark Borrowing or a EURIBOR Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Investment” means, with respect to a specified Person, (a) any Equity Interests, evidences of Indebtedness (other than accounts receivables and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business) or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than commission, travel and similar advances to officers and employees made in the ordinary course of business) to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) the 29 purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of another Person or assets constituting a business unit, line of business, division or product line of such other Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date (excluding any portion thereof representing paid-in-kind interest or principal accretion), without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the Borrower in accordance with GAAP) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received in cash, or other property that has been converted into cash or is readily marketable for cash, by such specified Person representing a return of capital of such Investment, but without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (v) any Investment (other than any Investment referred to in clause (i), (ii), (iii) or (iv) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Borrower) of such Equity Interests at the time of the issuance thereof. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer of the Borrower. Any basket in this Agreement used to make an Investment by any Loan Party on or after the Restatement Effective Date in any Person that is not a Loan Party on the date such Investment is made but subsequently becomes a Loan Party in accordance with the terms of this Agreement shall be refreshed by the amount of the Investment so made on the date such Person so becomes a Loan Party. For the avoidance of doubt, for purposes of covenant compliance, the amount of an Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and, in the case of an Investment made in a currency other than Dollars, without adjustment for any changes in any applicable exchange rate. “Investment Company Act” means the U.S. Investment Company Act of 1940, as amended. 30

“IP Security Agreement” has the meaning set forth in the Collateral Agreement. “IRS” means the United States Internal Revenue Service. “ISP” has the meaning set forth in Section 2.19(f). “Issuing Bank” means an Initial Issuing Bank, any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.04 and any other Lender that agrees to issue a Letter of Credit hereunder so long as such Eligible Assignee or other Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank, Eligible Assignee or Lender, as the case may be, shall have a Letter of Credit Commitment or shall have issued an outstanding Letter of Credit hereunder. “Judgment Currency” has the meaning set forth in Section 9.18(b). “L/C Cash Collateral Account” means an interest bearing cash collateral account for the benefit of the Borrower to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be reasonably satisfactory to the Administrative Agent. “L/C Exposure” means, at any time, the sum of (a) the aggregate Available Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all Revolving Loans made in accordance with Section 2.19 that have not been funded by the Lenders. The L/C Exposure of any Lender at any time shall be its Pro Rata Share of the total L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “L/C Related Documents” has the meaning set forth in Section 2.07(h)(i). “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to Section 2.20, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Letter of Credit Agreement” has the meaning set forth in Section 2.19(a). “Letter of Credit Commitment” means, with respect to each Initial Issuing Bank, the amount set forth opposite the Initial Issuing Bank’s name on Schedule 2.01 hereto under the caption “Letter of Credit Commitment” or, if such Initial Issuing Bank has entered into one or more Assignment and Assumptions, the amount set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.04(c) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant 31 to Section 2.06. “Letter of Credit Facility” means, at any time, an amount equal to $10,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.06. “Letters of Credit” has the meaning set forth in Section 2.01(c). “Leverage Ratio” means, on any date of determination, the ratio of (a) an amount equal to Total Indebtedness as of such date to (b) Adjusted Free Cash Flow for the Test Period recently ended on or prior to such date. “Leverage Specified Acquisition” means a Permitted Acquisition financed in whole or in part with Indebtedness and for which (i) the consideration in respect of such acquisition is $100,000,000 or more and (ii) the Borrower delivers to the Administrative Agent an officers’ certificate no later than the date by which the Borrower must deliver financial statements in respect of such fiscal quarter in accordance with Section 5.01(a) or (b) in respect of the fiscal quarter in which such Permitted Acquisition was consummated, designating such Permitted Acquisition as a “Leverage Specified Acquisition”; provided that in no event shall there be more than two Leverage Specified Acquisitions commencing after the Restatement Effective Date. “Leverage Specified Period” means the period of two consecutive fiscal quarters commencing on the first day of the fiscal quarter in which the consummation of a Leverage Specified Acquisition occurs (such first day, the “Relevant Day”); provided that no event shall a Leverage Specified Period commence if a Leverage Specified Period was in effect during any portion of the four consecutive fiscal quarter period ended immediately prior to the Relevant Day. “LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable currency and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBOR Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the LIBOR Interpolated Rate. For the avoidance of doubt, if the LIBO Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. “LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. 32

“LIBOR Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted LIBOR Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted LIBOR Interest Period, in each case, at such time. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset. “Loan” means any Revolving Loan, any Term Loan and any other loan made by ana Lender pursuant to this Agreement (including pursuant to any Incremental Assumption Agreement). “Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including subject to the terms of the Loan Documents, obligations to pay fees, expense reimbursement obligations (including with respect to outside counsel attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). “Loan Documents” means this Agreement, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, the other L/C Related Documents, the Third Amendment and, except for purposes of Section 9.02, any Notes (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing). “Loan Parties” means the Borrower and each Designated Subsidiary that is a party to the Guarantee Agreement. 33

“Majority Facility Lenders” with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Loans, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the aggregate Revolving Credit Commitments). “Material Adverse Effect” means an event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on (a) the business, assets, operations, or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents. “Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents) or Hedging Obligations of any one or more of the Borrower and the Subsidiaries in an aggregate principal amount of $20,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if the applicable Hedging Agreement were terminated at such time. “Maturity Date” means, with respect to each Facility, December 23, 2024. “Maximum Rate” has the meaning set forth in Section 9.13. “MNPI” means material information concerning the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Borrower, the Subsidiaries or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and State securities laws. “Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business. “Mortgage” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent. “Mortgaged Property” means each parcel of real property owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a fair market value of $10,000,000 or more, subject to the limitations in the definition of the term “Collateral and Guarantee Requirement” “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. 34

“Net Cash Proceeds” means, (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), other customary fees and expenses actually incurred in connection therewith and net of any transfer or similar taxes and other Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements, in each case, to the extent the credit or deduction or payment under such an arrangement, as applicable, is reasonably expected to reduce such tax amounts as determined by treating the income from such Asset Sale or Recovery Event as if it were the last item of income available to offset such credit or deduction or payment) and amounts provided as a reserve, in accordance with GAAP against any liabilities under any indemnification obligations and any purchase price adjustments associated with any Asset Sale and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. “Net Cash Provided by Operating Activities” means, for any period, the net cash provided by operating activities of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, as reflected in the consolidated statements of cash flows of the Borrower and its Subsidiaries for such period delivered pursuant to Section 5.01. “Non-Consenting Lender” has the meaning set forth in Section 9.02(d). “Non-U.S. Lender” means a Lender that is not a U.S. Person. “Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.07(e) in substantially the form of Exhibit I hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender. “Notice of Renewal” has the meaning set forth in Section 2.01(b). “Notice of Termination” has the meaning set forth in Section 2.01(c). “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate. “Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Hedging Obligations (other than any Excluded Swap Obligation). 35

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eeurodollar Loanstransactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate). “Participant” has the meaning set forth in Section 9.04(d). “Participant Register” has the meaning set forth in Section 9.04(d). “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA or any successor entity performing similar functions. “Permitted Acquisition” means (i) the 2022 Acquisition and (ii) the purchase or other acquisition, by merger or otherwise, by the Borrower or any Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person and each 36 subsidiary of such Person upon the consummation of such acquisition, will be a wholly-owned Subsidiary (or, in the case of any such purchase or other acquisition structured as a two-step tender offer, such Person (including each subsidiary of such Person) will become a wholly-owned Subsidiary upon the consummation of the second step of such transaction), in each case including as a result of a merger or consolidation between any Subsidiary and such Person and, to the extent required under this Agreement, will be or become a Loan Party as required under the Collateral and Guarantee Requirement or otherwise become a Loan Party, or (b) in the case of any purchase or other acquisition of assets other than Equity Interests, such assets will be owned by a Loan Party or a Subsidiary thereof; provided that, in each case, (i) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b) and (ii) with respect to each such purchase or other acquisition, all actions required to be taken with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall be taken within the required time periods for satisfaction of such requirements set forth therein. “Permitted Amount” means, as of any date, (a) $35,000,000 less (b) the sum of, without duplication, (i) the aggregate outstanding principal amount of Indebtedness incurred under Section 6.01(g) by Subsidiaries that are not Loan Parties as of such date, (ii) the aggregate outstanding principal amount of Indebtedness incurred under Section 6.01(l) as of such date, (iii) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties outstanding under Section 6.04(d) as of such date, (iv) the aggregate outstanding amount of loans or advances made by Loan Parties to Subsidiaries that are not Loan Parties under Section 6.04(e) as of such date, (v) the aggregate outstanding amount of Indebtedness of Subsidiaries that are not Loan Parties Guaranteed by Loan Parties under Section 6.04(f) as of such date and (vi) the aggregate amount of Investments by Loan Parties in Subsidiaries that are not Loan Parties outstanding under Section 6.04(r) as of such date. “Permitted Encumbrances” means: (a) Liens imposed by law for Taxes, assessments and other governmental charges that are not yet due or are being contested in compliance with Section 5.05; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) or 4068 of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days; (c) (i) Liens (including pledges and deposits) arising in the ordinary course of business in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations and (ii) pledges and deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above; (d) pledges and deposits made (i) to secure the performance of bids, trade and 37 commercial contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above; (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); (f) survey exceptions, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and other minor title imperfections with respect to real property, that in any case do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Loan Party; (g) Liens arising from Permitted Investments described in clause (d) of the definition of the term Permitted Investments; (h) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Subsidiary in excess of those required by applicable banking regulations; (i) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business and any other similar precautionary Uniform Commercial Code financing statement filings; (j) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon (or similar provisions under applicable law); (k) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense or concession agreement entered into in the ordinary course of business; (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (m) Liens that are contractual rights of set-off; 38

(n) Leases, subleases, licenses and sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries and do not secure Indebtedness; and (o) Deposits in the ordinary course of business to secure liability to insurance carriers. provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit, bank guarantees or similar instruments. “Permitted Investments” means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, (i) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P; (c) investments (i) in cash and (ii) in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 365 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act, (ii) with (A) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (B) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P and (iii) have portfolio assets of at least $5,000,000,000; (f) investments in Indebtedness that is (x) issued by Persons with (i) a short term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long term rating of “A2” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (i) and (ii) with maturities not more than 12 months after the date of acquisition and (y) of a type customarily used by companies for cash management purposes; 39

(g) investments in assets set forth on the Borrower’s cash management and investment policy as provided to the Administrative Agent and as in effect on the Restatement Effective Date (as may be modified by the Borrower after the Restatement Effective Date in a manner reasonably satisfactory to the Administrative Agent); and (h) in the case of the Borrower or any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes. “Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, partnership, Governmental Authority or other entity. “Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Platform” has the meaning set forth in Section 9.01(d). “Pounds Sterling” and “£” shall mean freely transferable lawful currency of the United Kingdom (expressed in Pounds Sterling). “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives. “Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary or any division, product line, or facility used for operations of the Borrower or any of the Subsidiaries, shall be excluded, and (B) in the case of an acquisition or Investment described in the definition of “Specified Transaction”, shall 40 be included, (ii) any prepayment, repayment, retirement, redemption or satisfaction of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith. “Pro Rata Share” means, (i) with respect to any Revolving Lender, the percentage of the total Revolving Credit Commitments represented by such Revolving Lender’s Revolving Credit Commitment; provided that in the case of Section 2.17 when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Revolving Lender’s Revolving Credit Commitment and (ii) with respect to any Term Lender, the percentage of the aggregate outstanding amount of Term Loans represented by such Term Lender’s aggregate outstanding amount of Term Loans. If the Revolving Credit Commitments have terminated or expired, the Pro Rata Shares shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination. “Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code. “Proposed Change” has the meaning set forth in Section 9.02(d). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 9.20. “Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests. “Ratio-Based Incremental Amount” shall mean an amount represented by Incremental Revolving Commitments to be established pursuant to Section 2.20 or Incremental Term Loans to be incurred pursuant to Section 2.20, as the case may be, that would not immediately after giving effect to the establishment or incurrence thereof (assuming that the full amount of any Incremental Revolving Commitments have been borrowed as Revolving Loans) cause the Secured Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness (but including for purposes of such calculation all such Incremental Revolving Commitments or Incremental Term Loans), to exceed 2.50 to 1.00. “Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender. “Recovery Event” means any settlement of or payment in respect of any property 41 or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Subsidiary that yields gross proceeds to the Borrower or any Subsidiary in excess of $5,000,000. “Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premium and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date that is 91 days after the latest Maturity Date in effect on the date of such extension, renewal or refinancing; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of (x) the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing and (y) the weighted average life to maturity of Loans remaining as of the date of such extension, renewal or refinancing with the latest Maturity Date; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Borrower if the Borrower shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of the Borrower only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent. “Register” has the meaning set forth in Section 9.04(c). 42

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time. “Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.08(f) as a result of the delivery of a Reinvestment Notice. “Reinvestment Event” means any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice. “Reinvestment Notice” means a written notice executed by an officer of the Borrower stating that no Event of Default pursuant to Section 7.01(a), (b), (d) (solely with respect to a violation of Section 6.13 or 6.14), (h) or (i) has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair productive assets to be used or usable by the Borrower or any of its Subsidiaries. “Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair productive assets of the kind then used or usable by the Borrower or any of its Subsidiaries. “Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the earlier of (a) the date occurring eighteen months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair productive assets to be used or usable by the Borrower or any of its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment. “Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Relevant Screen Rate” means (i) with respect to any EurocurrencyTerm Benchmark Borrowing, the LIBO ScreenTerm SOFR Reference Rate and (ii) with respect to any EURIBOR Benchmark Borrowing, the EURIBOR Screen Rate. “Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as 43 to which notice is waived pursuant to DOL Reg. § 4043. “Required Lenders” means, at any time, Lenders having more than 50% of the sum of (i) the aggregate unpaid principal amount of Term Loans then outstanding and (ii) Revolving Loans and unused Revolving Credit Commitments. “Requirements of Law” means, with respect to any Person, (a) the Organizational Documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, code, judgment, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject. “Resigning Issuing Bank” has the meaning set forth in Section 2.19(g). “Restatement Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of, or any other return of capital with respect to, any Equity Interests in the Borrower or any Subsidiary. “Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Loans, as such commitment may be (a) reduced or increased from time to time pursuant to Sections 2.06 and 2.20 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Credit Commitment is set forth on Schedule 2.01 under the caption “Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Credit Commitments is $200,000,000. “Revolving Facility” shall have the meaning assigned to such term in the definition of “Facility”. “Revolving Lender” means each Lender that has a Revolving Credit Commitment or that holds Revolving Loans. “Revolving Loan” means a Lloan made by the Lenders to the Borrower pursuant to Section 2.01(b) hereof. “Revolving Termination Date” means, as to the Revolving Facility, the Maturity Date. 44

“S&P” means Standard & Poor’s Financial Services LLC. “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Borrower or any Subsidiary whereby the Borrower or such Subsidiary sells or transfers such property to any Person and the Borrower or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates. “Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea,Third Amendment Effective Date, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria ). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the Ministry of Finance of the State of Israel, the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her, His Majesty’s Treasury of the United Kingdom or Australia. “SEC” means the United States Securities and Exchange Commission. “Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed pursuant to a Cash Management Agreement in effect on the Restatement Effective Date or the Third Amendment Effective Date, entered into with a party that was a Lender as of the Restatement Effective Date or the Third Amendment Effective Date or an Affiliate thereof, or (b) are owed pursuant to a Cash Management Agreement entered into after the Restatement Effective Date or the Third Amendment Effective Date with a party that was a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case at the time such Cash Management Agreement was entered into, and, in the case of any such Cash Management Agreement referred to in clause (a) or (b) above (other than any such Cash Management Agreement entered into with the Administrative Agent or an Affiliate thereof), has been designated by the Borrower in a written notice given to the Administrative Agent as a Cash Management Agreement the obligations under which are to constitute Secured Cash Management Obligations for purposes of the Loan Documents. 45

“Secured Hedging Obligations” means the due and punctual payment and performance of any and all obligations of the Borrower and each Subsidiary arising under each Hedging Agreement that (a) was in effect on the Restatement Effective Date with a counterparty that was a Lender as of the Restatement Effective Date or an Affiliate thereof, or (b) is entered into after the Restatement Effective Date with a counterparty that was a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case at the time such Hedging Agreement was entered into, and, in the case of any such Hedging Agreement referred to in clause (a) or (b) above (other than any such Hedging Agreement entered into with the Administrative Agent or an Affiliate thereof) has been designated by the Borrower in a written notice given to the Administrative Agent as a Hedging Agreement the obligations under which are to constitute Secured Hedging Obligations for purposes of the Loan Documents. “Secured Indebtedness” means Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien on any asset of the Borrower or any of its Subsidiaries. “Secured Leverage Ratio” means, on any date of determination, the ratio of (a) an amount equal to Secured Indebtedness as of such date to (b) Adjusted Free Cash Flow for the Test Period recently ended on or prior to such date. “Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) the Arranger, (d) the Issuing Banks, (e) each provider of Cash Management Services under a Cash Management Agreement the obligations under which constitute Secured Cash Management Obligations, (f) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (h) the permitted successors and assigns of each of the foregoing. “Securities Act” means the United States Securities Act of 1933. “Security Documents” means the Collateral Agreement, the Mortgages (if any) and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03, 5.11 or the requirements of the Collateral and Guarantee Requirement to secure the Obligations. “Significant Domestic Subsidiary” means any Domestic Subsidiary that is a Significant Subsidiary. “Significant Subsidiary” means (a) each Subsidiary (i) with total assets (including the value of Equity Interests of its subsidiaries), on any date of determination, equal to or greater than 10% of the total assets of the Borrower and its Subsidiaries and/or (ii) the gross revenues of which, for the Test Period most recently ended, are equal to or greater than 10% of the gross revenues of the Borrower and its Subsidiaries, in each case calculated in accordance with GAAP and (b) each Subsidiary that owns any Equity Interests of any Subsidiary that would be deemed a Significant Subsidiary under clause (a)(i) or (a)(ii) above; provided that if at the end of or for any Test Period during the term of this Agreement, the combined aggregate amount of total assets as of the last day of any Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or combined aggregate amount of gross revenues for the Test Period 46 most recently ended of all Subsidiaries that are not Significant Subsidiaries shall have exceeded 20% of the Consolidated Total Assets of the Borrower and its Subsidiaries or 20% of the consolidated gross revenues of the Borrower and its Subsidiaries for the Test Period most recently ended, then one or more of the Subsidiaries that are not Significant Subsidiaries shall be designated by the Borrower in writing to the Administrative Agent as a Significant Subsidiary until such excess has been eliminated. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR-Based Rate” means SOFR, CompoundedSOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR or Term SOFR”. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “SONIA Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London. “SONIA Interest Day” has the meaning specified in the definition of “Daily Simple SONIA” “SONIA Loan” means a Loan that bears interest a rate based on Daily Simple SONIA. 47

“Software” has the meaning set forth in the Collateral Agreement. “Specified Transaction” means, with respect to any period, any Investment, acquisition, Disposition, incurrence, assumption or repayment of Indebtedness, Restricted Payment, that by the terms of this Agreement requires such test or covenant to be calculated on a Pro Forma Basis. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate or Adjusted EURIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans and EURIBOR Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person. “Subsequently Incurred Term B Loans” shall have the meaning assigned to such term in Section 2.20(c) hereof. “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” means any subsidiary of the Borrower. “Supported QFC” has the meaning assigned to it in Section 9.20. “Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Obligation” means, with respect to any Loan Party, any obligation to pay 48 or perform under any Swap. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Term B Lender” shall mean, at any time, any Lender that holds any Term B Loans. “Term B Loan” shall mean any Incremental Term Loan which has terms that are customary market terms for “B” term loans at the time of incurrence thereof (as determined in 49 good faith by the Borrower and so designated in the applicable request of the Borrower). “Term Facility” shall have the meaning assigned to such term in the definition of “Facility”. “Term Lender” means each Lender that has a Term Loan Credit Commitment or that holds Term Loans. “Term Loan” means a loan made pursuant to Section 2.01(a) of this Agreement. “Term Loan Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder on the Restatement Effective Date in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Loan Credit Commitment”. The initial aggregate amount of the Lenders’ Term Loan Credit Commitments is $320,000,000. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Test Period” means each period of four consecutive Fiscal Quarters of the Borrower. “Third Amendment” means the Third Amendment, dated January 25, 2023, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders Party thereto. “Third Amendment Effective Date” has the meaning set forth in the Third Amendment. “Total Assets” means, as of any date, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower and its Subsidiaries, determined on a Pro Forma Basis. “Total Indebtedness” means, on any date, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value”, as described in Section 1.04, or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness). “Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the Transactions to be consummated on the Restatement Effective Date. “Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, (b) the creation, continuation (as applicable) and perfection of the security interests 50 provided for in the Security Documents, and (c) the payment of the Transaction Costs. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOTerm SOFR Rate, Adjusted EURIBOR Rate, Adjusted Daily Simple SOFR (subject to Section 2.11), Daily Simple SONIA or the Alternate Base Rate. “UCP” has the meaning set forth in Section 2.19(f). “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zerothe Floor, the Unadjusted Benchmark Replacement will be deemed to be zerothe Floor for the purposes of this Agreement. “Unissued Letter of Credit Commitment” means, with respect to any Issuing Bank, such Issuing Bank’s Letter of Credit Commitment minus the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank. “Unused Commitment” means, with respect to each Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the Dollar Equivalent of the aggregate principal amount of all outstanding Revolving Loans made by such Lender (in its capacity as a Lender), plus (ii) such Lender’s Pro Rata Share of the L/C Exposure at such time. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means a “United States” person within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.14(f)(ii)(B)(3). “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. “wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I 51 of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “EurodollarTerm Benchmark Loan”, a “EURIBOR Benchmark Loan” or, a “SONIA Loan” or a “Daily Simple SOFR Loan” (subject to Section 2.11)) or by Class and Type (e.g., a “EurodollarTerm Benchmark Revolving Loan”, a “EURIBOR Benchmark Revolving Loan” or, “SONIA Revolving Loan” or “Daily Simple SOFR Revolving Loan” (subject to Section 2.11)). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “EurodollarTerm Benchmark Borrowing”, a “EURIBOR Benchmark Borrowing” or, a “SONIA Borrowing” or “Daily Simple SOFR Borrowing” (subject to Section 2.11)) or by Class and Type (e.g., a “EurodollarTerm Benchmark Revolving Borrowing”, a “EURIBOR Benchmark Revolving Borrowing” or, a “SONIA Revolving Borrowing” or a “Daily Simple SOFR Revolving Borrowing” (subject to Section 2.11). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references 52 herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of (A) any change occurring after the Restatement Effective Date in GAAP or in the application thereof or (B) the issuance of any new accounting rule or guidance (including, without limitation, any accounting rule or guidance relating to or issued in connection with Topic 606) or in the application thereof on the operation of such provision after the Restatement Effective Date (or if the Administrative Agent or the Required Lenders, in each case, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof or the issuance of such rule or guidance or the application thereof, then such provision shall be interpreted on the basis of GAAP and such rule or guidance as in effect and applied immediately prior thereto shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, provided, further, that the Borrower shall provide reconciliation information in form and substance reasonably satisfactory to the Administrative Agent in the applicable Compliance Certificate to the extent required to reconcile such calculations with the information in the financial statements delivered pursuant to Section 5.01, and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein and (B) any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of the foregoing, any change by the Borrower in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP. (b) For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, or for purposes of determining whether any Specified Transaction, Adjusted Free Cash Flow, the Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period on a Pro Forma Basis, giving effect to such Specified Transaction. For the avoidance of doubt, any calculations on a Pro Forma Basis (i) shall exclude purchase acquisition accounting impact for any Permitted Acquisition or Specified Transaction, as applicable, and (ii) for periods prior to the applicable Permitted Acquisition or Specified Transaction, shall be made based on the financial information for the target of such Permitted Acquisition or Specified Transaction, as applicable, 53 that is publicly or privately available and regardless of the accounting standard applied to such target prior to the date of such Permitted Acquisition or Specified Transaction (and, for the avoidance of doubt, no breach of this Agreement shall result therefrom). (c) All leases of a Person that would have been treated as operating leases or financing leases and not as Capital Lease Obligations, as applicable, for purposes of GAAP but for the adoption of accounting rules or guidance with respect to Accounting Standards Codification Topic 842 (“ACS 842”), shall continue to be accounted for as operating leases and financing leases, respectively (and not Capital Lease Obligations), hereunder notwithstanding the fact that such leases are required in accordance with ACS 842 to be treated as Capital Lease Obligations. SECTION 1.05. Excluded Swap Obligations . Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Obligation that, as to such Loan Party, is an Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Obligation that, as to such Loan Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Obligations of such Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide. SECTION 1.06. Foreign Currency Calculations. For purposes of any determination under Section 6.01, 6.02, 6.04, 6.05 or 6.08 or under Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in Euros or Pounds Sterling shall be translated into Dollars at the Dollar Equivalent thereof on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.04, 6.05 or 6.08, the amount of each Investment, Disposition, Restricted Payment or other applicable transaction denominated in Euros or Pounds Sterling shall be translated into Dollars at the Dollar Equivalent thereof on the date such Investment, Disposition, Restricted Payment or other transaction is consummated. SECTION 1.07. Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in dollars or Designated Foreign Currency is determined by reference to an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling 54

LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.11(d), of any change to the reference rate upon which the interest rate on the then-current Benchmark is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO RateTerm SOFR”, “Daily Simple SOFR”, “EURIBOR Rate” or “Daily Simple SONIA” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.11(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.11(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate orTerm SOFR, EURIBOR Rate or Daily Simple SONIA or have the same volume or liquidity as did the then-current Benchmark prior to its discontinuance or unavailability. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 1.08. Divisionss. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new 55

Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE II The Credits SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan in Dollars (a “Term Loan”) to the Borrower on the Restatement Date in an amount not to exceed the amount of the Term Commitment of such Lender. The Term Loans may from time to time be EurodollarTerm Benchmark Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.05. . (b) Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make revolving credit loans (“Revolving Loans”) in Dollars, Euros and Pounds Sterling to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) the Dollar Equivalent of the sum of such Lender’s Revolving Loans and its Pro Rata Share of the L/C Exposure exceeding such Lender’s Revolving Credit Commitment or (ii) the sum of the total Dollar Equivalent of Revolving Loans and its Pro Rata Share of the L/C Exposure exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans without penalty. (c) Each Issuing Bank, in its own discretion, may agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a “Letter of Credit” and, collectively, “Letters of Credit”) in Dollars for the account of the Borrower and its Subsidiaries from time to time on any Business Day during the period from the Restatement Effective Date until 30 days before the final Maturity Date in an aggregate Available Amount (i) not exceeding at any time (x) for all Letters of Credit, the Letter of Credit Facility at such time and (y) for all Letters of Credit issued by each Issuing Bank, such Issuing Bank’s Letter of Credit Commitment at such time (unless otherwise agreed by such Issuing Bank) and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. Each Letter of Credit shall be in an amount of $25,000 or more (or such lesser amount as agreed to by the Issuing Bank issuing such Letter of Credit). The Borrower shall be liable for all Obligations with respect to any Letter of Credit issued for the account of any of its Subsidiaries. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (x) the date that is one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a “Notice of Renewal”) given to the Issuing Bank that issued such Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Letter of Credit and upon fulfillment of the applicable conditions set forth in Article IV unless such 56

Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 days prior to the date of automatic renewal of its election not to renew such Letter of Credit (a “Notice of Termination”) and (y) five Business Days prior to the final Maturity Date; provided, further, that the terms of each Letter of Credit that is automatically renewable annually shall (1) require the Issuing Bank that issued such Letter of Credit to give the beneficiary named in such Letter of Credit notice of any Notice of Termination and (2) permit such beneficiary, upon receipt of such notice, to draw under such Letter of Credit prior to the date such Letter of Credit otherwise would have been automatically renewed. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits referred to above, and subject to the agreement of the Issuing Bank, in its own discretion, the Borrower may request the issuance of Letters of Credit under this Section 2.01(c), repay any Revolving Loans resulting from drawings thereunder pursuant to Section 2.19(c) and request the issuance of additional Letters of Credit under this Section 2.01(c). (d) The parties hereto agree that the Existing Letters of Credit will automatically, without any further action on the part of any Person, be deemed to be Letters of Credit hereunder issued hereunder on the Restatement Effective Date for the account of the Borrower. Without limiting the foregoing (i) each such Existing Letter of Credit shall be included in the calculation of the L/C Exposure, (ii) all liabilities of the Borrower and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations and (iii) each Lender shall have reimbursement obligations with respect to such Existing Letters of Credit as provided in Section 2.08(g). SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments under the relevant Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. (b) Subject to Section 2.11, (i) each Borrowing in Dollars shall be comprised entirely of ABR Loans or Eurodollar LoansTerm Benchmark Loans (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing) as the Borrower may request in accordance herewith and (ii) each Borrowing in Euros shall be comprised entirely of EURIBOR Benchmark Loans and (iii) each borrowing in Pounds Sterling shall be comprised entirely of SONIA Loans. Each Lender at its option may make any EurodollarTerm Benchmark Loan or EURIBOR Benchmark Loan by causing any domestic or foreign branch or Affiliate of such 57

Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. (c) At the commencement of each Interest Period (i) for any EurodollarTerm Benchmark Borrowing such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (ii) for any EURIBOR Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of €1,000,000 and not less than €1,000,000. At the time that each ABR Borrowing (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing) and/or SONIA Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of (i) in the case of an ABR Borrowing (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing) $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing) may be in an aggregate amount that is equal to the entire unused balance of the total Commitments and (ii) in the case of a SONIA Borrowing, £1,000,000 and not less than £1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) EurodollarTerm Benchmark (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing), EURIBOR Benchmark, or SONIA Borrowings outstanding in the aggregate. (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (other than a request for any Borrowing of Revolving Loans denominated in a Designated Foreign Currency, which request shall be made in writing (including by electronic mail)), electronic mail or hand delivery of an executed written Borrowing Request (a) in the case of a EurodollarTerm Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of a EURIBOR Benchmark Loan, not later than 1:00 p.m., London time, four Business Days before the date of the proposed Borrowing (c) in the case of a SONIA Loan, not later than 11.00 a.m., New York City time, five Business Days before the date of the proposed Borrowing or, (d) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing or (e) only to the extent set forth in Section 2.11, in the case of a Daily Simple SOFR Borrowing, not later than 11:00 a.m., New York City time, five U.S. Government Securities Business Days before the date of the proposed Borrowing. Each telephonic or electronic mail Borrowing Request shall be irrevocable and shall in the case of a telephonic request be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each written Borrowing Request shall be in the form of Exhibit B and each telephonic, electronic mail and written Borrowing Request shall specify the following information in compliance with Section 2.02: 58

(i) the aggregate amount of the requested Borrowing and the Facility under which such Borrowing is requested to be made; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be an ABR Borrowing, a EurodollarTerm Benchmark Borrowing (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing), a EURIBOR Benchmark Borrowing or a SONIA Borrowing; (iv) in the case of a EurodollarTerm Benchmark Borrowing, or a EURIBOR Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; (v) in the case of Revolving Loans, the currency of such Borrowing (which shall be Dollars, Euros or Pounds Sterling); and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested EurodollarTerm Benchmark Borrowing or EURIBOR Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time (or in the case of any Revolving Loan denominated in a Designated Foreign Currency, 12:00 noon, London time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an operating account of the Borrower designated by the Borrower in the applicable Borrowing Request. (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the 59

Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If the Borrower and Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a EurodollarTerm Benchmark Borrowing or a EURIBOR Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type (provided that EURIBOR Benchmark Borrowings and SONIA Borrowings may not be converted to ABR Borrowings) or to continue such Borrowing and, in the case of a EurodollarTerm Benchmark Borrowing or a EURIBOR Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. Subject to the requirements of Section 2.02(c), the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone or electronic mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and, in the case of a telephonic Interest Election Request, shall be confirmed promptly by hand delivery, electronic mail or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower. (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02: (i) the Borrowing under each Facility to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; 60

(iii) in the case of a Borrowing to be denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing); and

(iv) if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing or a EURIBOR Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing or a EURIBOR Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to (i) a ~~Eurodollar~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or (ii) a EURIBOR Benchmark Borrowing, then, unless such Borrowing is repaid as provided herein, then the Borrower shall be deemed to have selected that such EURIBOR Benchmark Borrowing shall automatically be continued with an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Facility Lenders under the relevant Facility, so notifies the Borrower in writing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing under the relevant Facility may be converted to or continued as a ~~Eurodollar~~Term Benchmark Borrowing or a EURIBOR Benchmark Borrowing and (ii) unless repaid, (A) each ~~Eurodollar~~Term Benchmark Borrowing under the relevant Facility shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each EURIBOR Benchmark Borrowing shall bear interest at the Central Bank Rate for euro plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for euro cannot be determined, each EURIBOR Benchmark Borrowing shall be (i) converted to an ABR Borrowing (in an amount equal to the Dollar Equivalent of Euros) at the end of the Interest Period; or (ii) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable EURIBOR Benchmark Loan, the Borrower shall be deemed to have elected clause (i) above.

SECTION 2.06. Termination and Reduction of Commitments.

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62 $6,000,000 (a) All Term Commitments shall terminate on the Restatement Effective Date after giving effect to the Borrowing of Term Loans requested to be made on such date. Unless previously terminated, the Commitments shall terminate on the Maturity Date. (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.08, the sum of the Revolving Loans then outstanding would exceed the total Revolving Commitments. (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Subject to Section 2.20, any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments under the Revolving Facility. SECTION 2.07. Repayment of Loans; Evidence of Debt; Letter of Credit Reimbursements. (a) The Term Loans of each Term Lender shall mature in quarterly installments commencing on the first full fiscal quarter ended after the Restatement Effective Date, such that the amount of each installment equals such Lender’s Pro Rata Share of the Term Facility multiplied by the amount set forth below opposite such installment, provided that, notwithstanding the above, the remaining outstanding principal balance of Term Loans as of the Maturity Date shall be due and payable on the Maturity Date: 13-16 $8,000,000 1-8 17-20 $4,000,000 $10,000,000 Installment Maturity Date Remaining principal balance 9-12 Principal Amount

(b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date. (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. (e) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered and permitted assigns. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns. (g) Subject to Section 2.08(c), if at any time the aggregate Revolving Loans of the Lenders exceeds the aggregate Commitments of the Lenders, the Borrower shall immediately prepay the Revolving Loans in the amount of such excess. (h) Letter of Credit Reimbursements. The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument, in each case, relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument, in each case, relating thereto (all of the foregoing being, collectively, the “L/C Related 63

Documents”); (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents; (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction; (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply (but materially complies) with the terms of such Letter of Credit; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor. SECTION 2.08. Prepayment of Loans; Mandatory Prepayment of Term Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section. (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy, electronic mail or other writing approved by the Administrative Agent) of any prepayment hereunder (i) in the case of prepayment of a EurodollarTerm Benchmark Borrowing, not later than 1:00 p.m11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a EURIBOR Benchmark Borrowing, not later than 12:00 P.M., New York City time, three Business Days before before the date of prepayment (ii) in the case of prepayment of a SONIA Loan, not later than 11:00 A.M, New York City time, five Business Days before the date of prepayment or, (iv) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment or (v), only to the extent set forth in Section 2.11, in the case of a prepayment of a Daily Simple SOFR Borrowing, not later than 11:00 a.m., New York City time, five U.S. 64

Government Securities Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing under each Facility or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Each prepayment of Term Loans made pursuant to this Section 2.08(b) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans in the manner specified by the Borrower or, in the absence of any such specification, as set forth in Section 2.15(a). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and, if applicable, amounts owed pursuant to Section 2.13, if any. Notwithstanding the foregoing, any prepayment of Revolving Loans pursuant to this Section 2.08 shall not reduce the Revolving Commitments unless notice is given by the Borrower in accordance with Section 2.06. (c) (i) If the Administrative Agent notifies the Borrower in writing on the second Business Day prior to any interest payment date that the sum of (A) the aggregate principal amount of all Revolving Loans denominated in Dollars then outstanding, plus (B) the Dollar Equivalent (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Revolving Loans denominated in Euros and Pounds Sterling then outstanding, plus (C) the aggregate Available Amount of all Letters of Credit then outstanding exceeds 100% of the aggregate Revolving Credit Commitments of the Lenders on such date, the Borrower shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Revolving Loans owing by the Borrower in an aggregate amount sufficient to reduce such sum after such payment to an amount not to exceed 100% of the aggregate Revolving Credit Commitments of the Lenders. The Administrative Agent shall provide such notice to the Borrower at the request of any Lender. (ii) Each prepayment made pursuant to this Section 2.08(c) shall be made together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a EurodollarTerm Benchmark Loan or EURIBOR Benchmark Loan on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 2.13. The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.08(c) to the Borrower and the Lenders. (d) The Borrower shall, on the day that is five (5) Business Days prior to the Maturity Date, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount in Dollars sufficient to cause the amount of Dollars on deposit in the L/C Cash Collateral Account to equal 100% of the aggregate Available Amount of all Letters of Credit then outstanding; provided that nothing herein shall be deemed to amend or modify any 65 provision of Section 2.01(b). Upon the drawing of any such Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law, and if so applied, then such reimbursement shall be deemed a repayment of the corresponding Revolving Loans in respect of such Letter of Credit. After any such Letter of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower thereunder shall have been paid in full, the equivalent amount deposited in such L/C Cash Collateral Account in respect of such Letter of Credit shall be promptly returned to the Borrower. (e) If any Indebtedness shall be incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.01 or pursuant to this Agreement or any other Loan Document), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied within ten (10) Business Days after the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.08(g). (f) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event in excess of $10,000,000 in the aggregate in any fiscal year then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within twenty (20) Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.08(g). (g)SECTION 2.09. Amounts to be applied in connection with prepayments made pursuant to Section 2.08(e) or (f) shall be applied first to the prepayment of the next four principal installments of Term Loans required pursuant to Section 2.07(a) and then shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amounts thereof. The application of any prepayment pursuant to Section 2.08(e) or (f) shall be made, first, to ABR Loans and, second, to EurodollarTerm Benchmark Loans. Each prepayment of the Loans under Section 2.08(e) or (f) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.FeesSECTION 2.09. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate (as designated in the definition of “Applicable Rate” as the “Commitment Fee Rate”) on the daily amount of the difference between the Revolving Credit Commitment of such Lender and the outstanding principal balance of the Revolving Loans of such Lender during the period from and including the Restatement Effective Date to but excluding the date on which such Revolving Credit Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) The Borrower agrees to pay to the Administrative Agent, for its own account, an agency fee payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent. 66

(c) All commitment fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders. Fees paid shall not be refundable under any circumstances. (d) (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission on such Lender’s Pro Rata Share under the Revolving Facility of the average daily aggregate Available Amount of all Letters of Credit outstanding (and not cash-collateralized) from time to time at a rate per annum equal to the Applicable Rate for EurodollarTerm Benchmark Loans in effect from time to time, payable in arrears quarterly on the day which is 15 days after the last day of each March, June, September and December and on the final Maturity Date, and after such Maturity Date payable upon written demand; provided that the Applicable Rate shall increase by 2% upon the occurrence and during the continuation of an Event of Default if the Borrower is required to pay default interest on the principal of all Revolving Loans pursuant to Section 2.10(c). (iie) The Borrower shall pay to each Issuing Bank for its own account, in Dollars, a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the L/C Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed Letters of Credit) during any period that there is any L/C Exposure, payable in arrears quarterly on the last day of each March, June, September and December and on the final Maturity Date, and after such Maturity Date payable upon written demand. SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. (b) The Loans comprising (i) each EurodollarTerm Benchmark Borrowing shall bear interest at the Adjusted LIBOTerm SOFR Rate for the Interest Period in effect for such Borrowing for the relevant currency plus the Applicable Rate (ii) each EURIBOR Benchmark Borrowing shall bear interested at the Adjusted EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and, (iii) each SONIA Loan shall be interest at a rate per annum equal to the Daily Simple SONIA plus the Applicable Rate plus the Applicable SONIA Adjustment and (iv) only to the extent set forth in Section 2.11, each Daily Simple SOFR Loan shall be interest at a rate per annum equal to the Adjusted Daily SOFR plus the Applicable Rate. (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.10 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.10. 67

(d) Accrued interest on each Loan shall be payable in arrears in the currency of the applicable Loan on each Interest Payment Date for such Loan and upon termination of all of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any EurodollarTerm Benchmark Loan or EURIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated. (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) and (ii) interest computed on Revolving Loans in Pounds Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOTerm SOFR Rate or Adjusted EURIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. SECTION 2.11. Alternate Rate of Interest. If: (a) the Administrative Agent determines in good faith (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a EurodollarTerm Benchmark Borrowing or a EURIBOR Benchmark Borrowing, as applicable, that adequate and reasonable means (including, without limitation, by means of a LIBOR Interpolated Rate or EURIBOR Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate, the LIBOTerm SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period or (B) at any time, that adequate and reasonable means to not exist for ascertaining the applicable Daily Simple SONIA or SONIA; provided that no Benchmark Transition Event shall have occurred at such time for such currency; (b) the Administrative Agent is advised by the Majority Facility Lenders under the relevant Facility that (A) prior to the commencement of any Interest Period for a EurodollarTerm Benchmark Borrowing or a EURIBOR Benchmark Borrowing, as applicable, the Adjusted LIBOTerm SOFR Rate, the LIBO Rate, the EURIBOR Rate or the EURIBOR Rate as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable currency and such Interest Period or (B) at any time, the Daily Simple SONIA or SONIA (or to the extent Daily Simple SOFR is the relevant Benchmark at such time with respect to Dollars) will not adequately and fairly reflect the 68 cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such SONIA Borrowing (or Daily Simple SOFR Borrowing); (c) the Administrative Agent determines in good faith (which determination shall be conclusive and binding upon the Borrower absent manifest error) that deposits in the applicable currency are not generally available, or cannot be obtained by the Lenders, in the applicable market (any Designated Foreign Currency affected by the circumstances described in Section 2.11(a) or (b) is referred to as an “Affected Foreign Currency”); then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a EurodollarTerm Benchmark Borrowing or a EURIBOR Benchmark Borrowing shall be ineffective, (ii) if any Borrowing Request requests a EurodollarTerm Benchmark Borrowing, such Borrowing shall be made as (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a) or (b) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a) or (b) above and (iii) if any Borrowing Request requests a EURIBOR Benchmark Borrowing or a SONIA Borrowing then such request shall be ineffective. Furthermore, if any EurodollarTerm Benchmark Loan, EURIBOR Loan or SONIA Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to a Benchmark applicable to such Loan, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day(x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a) or (b) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a) or (b) above, (ii) if such Loan is denominated in Euro, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for Euro plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euro cannot be determined, any outstanding affected Loans denominated in Euro shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Loan, such Loan denominated in Euro shall be deemed to be a Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Loans denominated in Dollars at such time or (iii) if such Loan is denominated in Pounds Sterling, then such Loan shall bear interest at the Central Bank Rate for the Pounds Sterling plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected Loans denominated in Pounds Sterling, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent) immediately 69 or (B) be prepaid in full immediately. (d) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any and any such amendment with respect to a Benchmark Transition Event under this clause (2) will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders); provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of then then-current Benchmark with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date. (e) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (f) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.11. 70

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a EurodollarTerm Benchmark Borrowing, EURIBOR Benchmark Borrowing or Sonia Borrowing of, conversion to or continuation of EurodollarTerm Benchmark Loans or EURIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a EurodollarTerm Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans(A_ Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (y) any EURIBOR Benchmark Borrowing or SONIA Borrowing shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any EurodollarTerm Benchmark Loan, EURIBOR Loan or SONIA Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to a Benchmark applicable to such Loan, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars(x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day, (ii) Loan is denominated in Euro, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for Euro plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Euro cannot be determined, any outstanding affected Loans denominated in Euro shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Loan, such Loan denominated in Euro shall be deemed to be a Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Loans denominated in Dollars at such time or (iii) if such Loan is denominated in Pounds Sterling, then such Loan shall bear interest at the Central Bank Rate for the Pounds Sterling plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected Loans denominated in Pounds Sterling, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent) immediately or (B) be prepaid in full immediately. SECTION 2.12. Increased Costs; Illegality. 71

(a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOTerm SOFR Rate or Adjusted EURIBOR Rate, as applicable); (ii) impose on any Lender or the London or other applicable offshore interbank market for the Designated Foreign Currencies any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or (iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs or expenses incurred or reduction suffered. (b) If any Lender reasonably determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) If by reason of any change in a Requirement of Law subsequent to the Restatement Effective Date, material disruption of currency or foreign exchange markets, war or civil disturbance or similar event, the funding of any Foreign Currency Loan in any currency or the funding of any Foreign Currency Loan in any currency to an office located other than in New York shall be impossible or such currency is no longer available or readily convertible to Dollars, or the Dollar Equivalent of such currency is no longer readily calculable, then, at the election of the Administrative Agent, no Foreign Currency Loans in the relevant currency shall be made or any Foreign Currency Loan in the relevant currency shall be made to an office of the Administrative Agent located in New York, as the case may be. 72

(d) (i) If payment in respect of any Foreign Currency Loan shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any change in a Requirement of Law subsequent to the Restatement Effective Date, material disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligations in such currency or such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, such currency is no longer available or readily convertible to Dollars, or the Dollar Equivalent of such currency is no longer readily calculable, then, at the election of any affected Lender, the Borrower shall make payment of such Loan in Dollars (based upon the Dollar Equivalent thereof on the date on which such payment occurs) and/or in New York or (ii) if any Foreign Currency in which Loans are outstanding is redenominated then, at the election of any affected Lender, such affected Loan and all obligations of the applicable Borrower in respect thereof shall be converted into obligations in Dollars (based upon the Dollar Equivalent thereof on such date), and, in each case, the Borrower shall indemnify the Lenders, against any currency exchange losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

(e) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(f) Failure or delay on the part of any Lender to make written demand for compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(g) If any Change in Law shall make it unlawful for any Lender to make or maintain ~~Eurodollar~~Term Benchmark Loans, (i) the commitment of such Lender hereunder to make ~~Eurodollar~~Term Benchmark Loans, continue ~~Eurodollar~~Term Benchmark Loans as such and convert ABR Loans to ~~Eurodollar~~Term Benchmark Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make or maintain ~~Eurodollar~~Term Benchmark Loans and (ii) such Lender's Loans then outstanding as ~~Eurodollar~~Term Benchmark Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a ~~Eurodollar~~Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term Benchmark Loan or any EURIBOR Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of

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Default or an optional or mandatory prepayment of Loans), (b) the conversion of any EurodollarTerm Benchmark Loan or any EURIBOR Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any EurodollarTerm Benchmark Loan or EURIBOR Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith) or (d) the assignment of any EurodollarTerm Benchmark Loan or any EURIBOR Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of the Applicable Rate for EurodollarTerm Benchmark Loans or EURIBOR Benchmark Loans, as applicable). In the case of a EurodollarTerm Benchmark Loan or a EURIBOR Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOTerm SOFR Rate or the Adjusted EURIBOR Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars or Euros, as applicable of a comparable amount and period from other banks in the applicable offshore interbank market for such currency. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. (b) with respect to SONIA Loans (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Loans), in the event of (i) the payment of any principal of any SONIA Loan (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Loans) other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional mandatory prepayment of Loans), (ii) the failure to borrow or prepay any SONIA Loan (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Loans) on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(b) and is revoked in accordance therewith), (iii) the assignment of any SONIA Loan (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Loans) other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. SECTION 2.14. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or 74 withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document 75 or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person: (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. 76

Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by 77 law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Survival. Each party's obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. (i) Defined Terms. For purposes of this Section 2.14, the term "Lender" includes any Issuing Bank and the term "applicable law" includes FATCA. 78

SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee, any participation fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Pro Rata Share, as the case may be, under the relevant Facility. Each payment (including each prepayment) on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. Unless otherwise set forth herein, the amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans, pro rata based upon the then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its designated office, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all reimbursements of Letters of Credit shall be made in Dollars and all other payments under each Loan Document shall be made in Dollars. (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans hereunder or participations in Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans hereunder or participations in Letters of Credit and accrued interest thereon than the proportion received by any other Lender under the relevant Facility, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans hereunder or participations in Letters of Credit of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders under the relevant Facility ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans hereunder or participations in Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise 79 thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans hereunder or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party. (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. (f) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall (except as provided herein with respect to a Defaulting Lender) be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c). SECTION 2.16. Mitigation Obligations; Replacement of Lenders or Issuing Banks. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any 80

Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation. (b) If (i) any Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 hereof, with the Borrower obligated to pay any applicable processing and recordation fee unless waived by the Administrative Agent in its sole discretion), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments, and (D) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. (c) Replacement of Issuing Banks. If any Issuing Bank declines to provide the consent required under Sections 2.20(b) or 9.04(b)(iii)(C), or declines to provide a Letter of Credit pursuant to Section 2.19(a)(ii), then the Borrower may, at its sole expense and effort, upon notice to such Issuing Bank and the Administrative Agent, require such Issuing Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its Letter of Credit Commitment to one or more Eligible Assignees that shall assume such obligations (which assignee may be one or more Issuing Banks, if such Issuing Bank accepts such assignment); provided that: (i) each outstanding Letter of Credit issued by such Issuing Bank shall have been replaced or such other arrangement reasonably satisfactory to such Issuing Bank shall have been made; and 81

(ii) such assignment does not conflict with applicable law. SECTION 2.17. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.09(a); and (b) the Revolving Credit Commitment and outstanding principal amount of Revolving Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, and provided further, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender made pursuant to clause (i), (ii) or (iii) of the first proviso to Section 9.02(b) (but, in respect of such clauses (ii) and (iii), only to the extent relating to principal or interest) shall also require the consent of any such Lender which has become a Defaulting Lender. (c) if any L/C Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of L/C Exposure of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent that (x) the sum of the aggregate principal amount of Revolving Loans owing to all Non-Defaulting Lenders plus the aggregate amount of L/C Exposure of all Lenders does not exceed the total of all Non-Defaulting Lenders’ Revolving Credit Commitments, (y) after giving effect to such reallocation, the sum of the aggregate principal amount of Revolving Loans owing to, and the L/C Exposure allocated to, each Non-Defaulting Lender shall not exceed such Non-Defaulting Lender’s Revolving Credit Commitment and (z) no Event of Default has occurred and is continuing; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Business Days following notice by the Administrative Agent, cash collateralize for the benefit of each Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 7.02 for so long as such L/C Exposure is outstanding or such Lender remains a Defaulting Lender (and such L/C Exposure cannot be allocated pursuant to Section 2.17(c)(i)); (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required 82 to pay any fees to such Defaulting Lender pursuant to Section 2.09(d) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized; (iv) if the L/C Exposure of the Non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.09(a) and Section 2.09(d) shall be adjusted in accordance with such Non-Defaulting Lenders’ Pro Rata Shares; and (v) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such L/C Exposure) and letter of credit commissions payable under Section 2.09(d) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the applicable Issuing Banks until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and (d) so long as such Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 7.02, and participating interests in any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.17(c)(i) (and such Defaulting Lender shall not participate therein). In the event that the Administrative Agent, the Borrower and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Pro Rata Share. SECTION 2.18. [Reserved]. SECTION 2.19. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Subject to clause (ii) below, it being understood that the issuance of any Letter of Credit is subject to the agreement of each Issuing Bank in its own discretion, each Letter of Credit shall, if so agreed, be issued upon notice, given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Administrative Agent, prompt written notice 83 thereof. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telephone, confirmed promptly in writing, or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) the amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as such Issuing Bank may specify to the Borrower requesting such issuance for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”). If the requested form of such Letter of Credit is reasonably acceptable to such Issuing Bank and if such issuance is so agreed by the Issuing Bank, in its own discretion,, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article IV, make such Letter of Credit available to the Borrower (or its applicable Subsidiary) requesting such issuance at its office referred to in Section 9.01 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. (ii) No Issuing Bank shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Bank in good faith deems material to it; or (B) the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally and to customers of the Issuing Bank generally; provided that, in the event the Issuing Bank can no longer issue any Letter of Credit, the Issuing Bank shall endeavor to provide sufficient written notice thereof to the Borrower. (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share under the Revolving Facility of the aggregate amount available to be drawn under such Letter of Credit. The Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and 84 unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Share under the Revolving Facility of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower within one Business Day after the Borrower’s receipt of notice thereof, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Pro Rata Share under the Revolving Facility of the Available Amount of such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to an Incremental Revolving Commitment in accordance with Section 2.20, an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement. (c) Drawing and Reimbursement. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Bank shall notify promptly the Borrower and the Administrative Agent thereof in writing. No later than the second Business Day immediately following the Business Day on which the Borrower shall have received written notice of any payment by an Issuing Bank under a Letter of Credit (such date of payment, an “Honor Date”), the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to such drawing in Dollars. If the Borrower fails to so reimburse such Issuing Bank on the Honor Date (or if any such reimbursement payment is required to be refunded to the Borrower for any reason), then the payment by such Issuing Bank of such drawing shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Revolving Loan, which, shall be an ABR Loan, in the amount of such draft. Each Issuing Bank shall give prompt notice (and such Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) of each drawing under any Letter of Credit issued by it to the Borrower and the Administrative Agent. Upon written demand by such Issuing Bank, with a copy of such demand to the Administrative Agent, each Lender shall pay to the Administrative Agent such Lender’s Pro Rata Share under the Revolving Facility of such outstanding Revolving Loans, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Revolving Loan to be funded by such Revolving Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. Each Revolving Lender agrees to fund its Pro Rata Share under the Revolving Facility of an outstanding Revolving Loan on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Revolving Lender shall not have so made the amount of such Revolving 85

Loan available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Effective Rate for its account or the account of such Issuing Bank, as applicable. If such Revolving Lender shall pay to the Administrative Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Loan made by such Revolving Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Revolving Loan made by such Issuing Bank shall be reduced by such amount on such Business Day. For the avoidance of doubt, if any drawing occurs under a Letter of Credit and such drawing is not reimbursed on the same day, such drawing shall, without duplication, accrue interest at the rate applicable to the ABR Loans based on the amount of such drawing. (d) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Administrative Agent and each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit and (ii) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit. (e) Failure to Make Revolving Loans. The failure of any Revolving Lender to make the Revolving Loan to be made by it on the date specified in Section 2.19(c) shall not relieve any other Revolving Lender of its obligation hereunder to make its Revolving Loans on such date, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make the Revolving Loans to be made by such other Revolving Lender on such date. (f) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance) (the “UCP”) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and no Issuing Bank’s rights and remedies against the Borrower shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial 86

Services Association (“BAFT-IFSA”), or the Institute of International Banking Law & Practice, to the extent that the relevant Letter of Credit chooses such law or practice. (g) Resignation. Notwithstanding anything to the contrary contained herein, any Initial Issuing Bank may, with the written consent of the Borrower and the Administrative Agent (in each case, such consent not to be unreasonably withheld or delayed), resign (such Issuing Bank, the “Resigning Issuing Bank”) as an Issuing Bank, with respect to its Unissued Letter of Credit Commitment and be replaced with one or more substitute Issuing Banks from among the Lenders who agree to assume such role, with the written consent of the Borrower and the Administrative Agent (in each case, such consent not to be unreasonably withheld or delayed); provided that after giving effect to any such assignment at no time shall (x) the Letter of Credit Commitment of any Issuing Bank, including any substitute Issuing Bank, exceed its Revolving Credit Commitment and (y) the sum of the L/C Exposure of all Issuing Banks exceed the sum of (A) the aggregate amount of the Letter of Credit Commitment of all Issuing Banks less (B) the aggregate amount of the Unissued Letter of Credit Commitment of all Issuing Banks. The Borrower or the Resigning Issuing Bank with the written consent of the Borrower and the Administrative Agent (in each case, consent not to be unreasonably withheld or delayed) shall be entitled to appoint from among the Lenders who agree to assume such role a successor Issuing Bank hereunder and it shall notify the Administrative Agent, who will notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the Resigning Issuing Bank pursuant to Section 2.09. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Resigning Issuing Bank under this Agreement with respect to Unissued Letter of Credit Commitment being assigned and the Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Initial Issuing Bank hereunder, the Resigning Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. SECTION 2.20. Incremental Facility. (a) The Borrower may, by written notice to the Administrative Agent from time to time request Incremental Term Loans and/or Incremental Revolving Commitments (an “Incremental Facility”) in an aggregate amount not to exceed the Incremental Amount at such time from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their own discretion; provided, that no Lender will be required to participate in any Incremental Facility without its consent and each Incremental Term Lender and/or Incremental Revolving Lender, if not already a Lender hereunder, shall be subject to the approval (which approval shall not be unreasonably withheld or delayed) of the Administrative Agent (solely to the extent the Administrative Agent’s consent would otherwise be required for an assignment to such Incremental Term Lender or Incremental 87

Revolving Lender, as applicable, in accordance with Section 9.04 hereof) and, in the case of Incremental Revolving Lenders only, the Issuing Bank. (b) Such notice shall set forth (i) the amount of the Incremental Term Loans and/or Incremental Revolving Commitments being requested (which shall be (1) with respect to Incremental Term Loans, in minimum increments of $10,000,000, (2) with respect to Incremental Revolving Commitments, in minimum increments of $5,000,000 or (3) equal to the remaining Incremental Amount at such time), (ii) the date, which shall be a Business Day, on which such Incremental Term Loans are requested to be made and/or Incremental Revolving Commitments are requested to become effective (the “Increased Amount Date”), (iii) in the case of Incremental Term Loans, whether such Incremental Term Loans are to be on the same terms as the outstanding Term Loans or with terms different from the outstanding Term Loans (with shall comply with clause (e) below), (iv) the use of proceeds for such Incremental Term Loan and/or Incremental Revolving Commitment and (v) pro forma financial calculations demonstrating compliance with the requirements under clause (iii) of Section 2.20(f). (c) The Borrower and each Incremental Term Lender and/or Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loans of such Incremental Term Lender and/or Incremental Revolving Commitment of such Incremental Revolving Lender. (d) If at the time of any Incremental Revolving Commitments the Revolving Credit Commitments are still in effect, the Incremental Revolving Commitment shall be on terms and pursuant to documentation applicable to the Revolving Credit Commitments. (e) Each Incremental Assumption Agreement relating to Incremental Term Loans shall specify the terms of the Incremental Term Loans to be made thereunder (including any “most favored nation” pricing provisions applicable to such Incremental Term Loans); provided that (i) the maturity date of any Incremental Term Loan shall be no earlier than the maturity date for the existing Term Loans (other than with respect to any Subsequently Incurred Term B Loans (as defined below), which shall mature no earlier than the latest maturity date then applicable to any outstanding Term Loans that are Term B Loans); (ii) the weighted average life to maturity of any Incremental Term Loan shall be no shorter than the remaining weighted average life to maturity of the existing Term Loans (other than as necessary, if applicable, to make such Incremental Term Loan fungible with the existing Term Loans and other than with respect to any Subsequently Incurred Term B Loans, which shall have a weighted average life to maturity no shorter than the remaining weighted average life to maturity of any existing Term B Loans); (iii) if the total yield in respect of any Incremental Term Loans that would be considered tranche A term loans under then-existing customary market convention exceeds the total yield for the existing Term Loans (other than any Term B Loans) by more than 1/2 of 1% (it being understood that any such excess may take the form of original issue discount (“OID”), the Applicable Rate for the existing Term Loans (other than any Term B Loans) shall be increased so that the total yield in respect of such Incremental Term Loans is no more than 1/2 of 1% higher than the total yield for the existing Term Loans (other than Term B Loans); (iv) if the total yield in respect of any Term B Loans incurred after any Term B Loans have been incurred under this Section 2.20 (“Subsequently Incurred Term B Loans”) under then-existing customary market 88 convention exceeds the total yield for any such existing Term B Loans by more than 1/2 of 1% (it being understood that any such excess may take the form of OID), the Applicable Rate for the existing Term B Loans shall be increased so that the total yield in respect of such Incremental Term Loans is no more than 1/2 of 1% higher than the total yield for the existing Term B Loans; provided that, in determining the interest rate margins applicable to any Incremental Term Loans and the existing Term Loans under clauses (iii) and (iv) above, (x) any OID and upfront fees (which shall be deemed to constitute like amounts of OID) but excluding any arrangement, underwriting or similar fee paid to the Administrative Agent or the arrangers under any Incremental Term Loans and the existing Term Loans in the initial primary syndication thereof shall be included and equated to interest rate, (y) the excess of any Adjusted LIBOTerm SOFR Rate “floor” over three-month Adjusted LIBOTerm SOFR Rate, the excess of any Adjusted Daily Simple SOFR over the Adjusted Daily Simple SOFR and the excess of any ABR “floor” over the ABR, in each case without duplication as of the date of drawing of such Incremental Term Loans (disregarding such “floors” in determining the three-month Adjusted LIBOTerm SOFR Rate and ABR on such date), shall be equated to interest margin on the Incremental Term Loans and (z) OID shall be equated to the interest rates in a manner reasonably determined by the Administrative Agent based on an assumed four-year life to maturity; (v) the Incremental Term Loans will rank pari passu in right of payment and security with the existing Term Loans; (vi) the Incremental Term Loans shall share ratably in any optional or mandatory prepayments of the Term Facility unless the lenders with respect to the applicable Incremental Term Loans and the Borrower agree to a less than ratable share of such prepayments, provided that any Incremental Term Loans that are Term B Loans may be subject to a customary “Excess Cash Flow” mandatory prepayment; (viii) to the extent the terms or documentation for Incremental Term Loans (other than Term B Loans) are not consistent with the terms of the existing Term Loans they shall be reasonably satisfactory to the Administrative Agent; and (ix) in the case of any Incremental Term Loans which are Term B Loans only, (A) may have customary call-protection, including “soft-call” protection in connection with any repricing transaction, and (B) may also, to the extent so provided in the applicable Incremental Assumption Agreement, specify whether (x) the applicable Term B Lenders shall have any voting rights in respect of the financial covenants under the Loan Documents (it being agreed that if any Subsequently Incurred Term B Loans shall have such voting rights, all then outstanding Term B Loans shall also have similar voting rights), (y) any breach of such covenants would result in a Default or Event of Default for such Term B Lenders prior to an acceleration of Commitments and/or Loans by the applicable Lenders in accordance with the terms hereof as a result of such breach (it being agreed that if any Subsequently Incurred Term B Loans shall have such a default, all then outstanding Term B Loans shall also have a similar default), and (z) the applicable Term B Lenders shall be subject to any other representations and warranties, covenants or events of default that are different from the terms set forth in the Loan Documents as of the date of the incurrence of such Indebtedness; provided that, such Incremental Term Loans shall not have representations and warranties, covenants or events of default that are more restrictive, taken as a whole, than the representations and warranties, covenants or events of default set forth in the Loan Documents as of the date of incurrence of such Indebtedness unless such representations and warranties, covenants or events of default apply also to all other then outstanding Term Loans or only apply after the Maturity Date or, in the case of Incremental Term Loans which are Term B Loans, the latest maturity date then applicable to any Term Loans which are Term B Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each 89

Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent necessary to reflect the existence and terms of the Incremental Term Loans and/or Incremental Revolving Commitments evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent and furnished to the other parties hereto without their consent. (f) Notwithstanding the foregoing, no Incremental Term Loan may be made and no Incremental Revolving Commitment shall become effective under this Section 2.20 unless (i) on the date on which such Loan is made or the date of such effectiveness and after giving effect to the Incremental Term Loans and/or Incremental Revolving Loans requested to be made on such date, the conditions set forth in Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an officer of the Borrower, (ii) the Administrative Agent shall have received board resolutions and other closing certificates and related documentation as may be required by the relevant Incremental Assumption Agreement which, to the extent required, shall be consistent with the related documentation delivered on the Restatement Effective Date and such additional documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bring downs) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans and/or Incremental Revolving Loans are secured by the Collateral ratably with the existing Term Loans and Revolving Loans, and (iii) the Borrower and its Subsidiaries would be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.13 and 6.14 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, after giving effect to such Incremental Term Loans and/or Loans to be made as of such date under the Incremental Revolving Commitment (and assuming such Incremental Revolving Commitments are fully drawn) and the application of the proceeds therefrom as if made and applied on such date; provided that in the case of any Incremental Term Loans the proceeds of which shall be used to consummate an acquisition permitted by this Agreement for which the Borrower has determined, in good faith, that limited conditionality with respect to financing is required (any such acquisition, a “Limited Conditionality Acquisition”), in lieu of satisfying clauses (i) and (iii) above, such Incremental Term Loans may be made if (x) as of the date of entry into the definitive documentation in respect of such Limited Conditionality Acquisition (the “Limited Conditionality Acquisition Agreement”), (1) no Default or Event of Default shall have occurred and be continuing or would arise after giving effect thereto, (2) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date and (3) the Borrower and its Subsidiaries would be in compliance on a pro forma basis with the financial covenants set forth in Section 6.13 and 6.14 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, after giving effect to such Incremental Term Loans and any Incremental Revolving Commitment to be made on the applicable Increased Amount Date (and assuming any such Incremental Revolving Commitments are fully drawn) and the application of the proceeds therefrom as if made and applied on such date and (y) as of the applicable Increased Amount Date, (1) no Event of Default under Section 7.01(a), (h) or (i) shall have occurred and be continuing and (2) the representations and warranties of each Loan Party set forth in the Loan Documents that are those customarily made in connection with acquisition financings (as determined by the Borrower and the Lenders 90 in respect of such Incremental Term Loans) shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date. (g) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans and/or Incremental Revolving Loans, when originally made, are included in each borrowing of outstanding Term Loans or Revolving Loans on a pro rata basis, that each Incremental Term Lender and each Incremental Revolving Lender shall be included in the definitions of Required Lenders and Majority Facility Lenders, and the Borrower agrees that Section 2.12 shall apply to any conversion of EurodollarTerm Benchmark Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing. For the avoidance of doubt, it is understood that the Revolving Facility shall be increased in an amount equal to the aggregate Incremental Revolving Commitments. ARTICLE III Representations and Warranties The Borrower represents and warrants to the Administrative Agent and the Lenders that: SECTION 3.01. Organization; Powers. The Borrower and each Significant Subsidiary (a) is duly organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement and each other Loan Document and each other agreement or instrument contemplated thereby to which it is a party and to effect the Transactions and (c) except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in, every jurisdiction where such qualification is required. SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such other Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) as contemplated by the definition of “Collateral and 91

Guarantee Requirement” and (ii) such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the Borrower or any Subsidiary, except to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture or agreement governing Indebtedness, any other material agreement or any other material instrument binding upon the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except, in each case, to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Borrower or any Subsidiary, except Liens created under the Loan Documents. SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has, to the extent the following are not otherwise publicly available to the Lenders, heretofore furnished to the Lenders (i) the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the Fiscal Years ended June 30, 2019, audited by and accompanied by the opinion of KPMG LLP, independent registered public accounting firm and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the Fiscal Quarter ended September 30, 2019. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such period in conformity with GAAP; provided any interim financials shall be subject to normal year-end adjustment and the absence of certain footnotes. (b) Except as disclosed by the Borrower in reports filed with or furnished to the SEC prior to the Restatement Effective Date (it being understood the preceding shall not apply to disclosure set forth in risk factors, forward looking statements and other similar prospective statements contained therein), since June 30, 2019, there has been no event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect. SECTION 3.05. Properties. (a) The Borrower and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business (including Mortgaged Properties, if any), except for defects in title that could not reasonably be expected to materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. (b) The Borrower and each Subsidiary owns, or is licensed to use, all Intellectual Property used in the conduct of its business as currently conducted, and the use thereof and the conduct of their respective businesses by the Borrower or any Subsidiary does 92 not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each such registration and application is subsisting and, to the actual knowledge of the Borrower or any Subsidiary, valid and enforceable. No claim, proceeding or litigation regarding any Intellectual Property is pending or, to the actual knowledge of the Borrower or any Subsidiary, threatened in writing against the Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. SECTION 3.06. Litigation and Environmental Matters. (a) Except as disclosed on Schedule 3.06(a), as of the Restatement Effective Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including with respect to any Environmental Liability) pending against or, to the actual knowledge of the Borrower or any Subsidiary, threatened in writing against or affecting the Borrower or any Subsidiary that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions. (b) Except as disclosed on Schedule 3.06(b), as of the Restatement Effective Date, and except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Subsidiary (i) has violated any Environmental Law or is subject to any Environmental Liability, (ii) has failed to obtain, maintain or comply with any Environmental Permit, (iii) has received notice of any claim alleging the Borrower or any Subsidiary is responsible for any Environmental Liability, (iv) knows of any basis for, or is subject to any judgment or consent order pertaining to, any Environmental Liability of the Borrower or any Subsidiary or (v) has contractually assumed any liability or obligation under or relating to Environmental Laws. SECTION 3.07. Compliance with Laws and Agreements; No Default. The Borrower and each Subsidiary is in compliance with (i) all Requirements of Law and (ii) all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. SECTION 3.08. Investment Company Status. None of the Borrower or any other Loan Party is required to be registered as an “investment company” under the Investment Company Act. SECTION 3.09. Taxes. The Borrower and each Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where (i)(x) the validity or amount thereof is being contested in good faith by appropriate proceedings and (y) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate 93 reserves with respect thereto to the extent required by GAAP, or (ii) the failure to do so could not reasonably be expected to result in a Material Adverse Effect. SECTION 3.10. ERISA and Labor Matters. (a) No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect; all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; the present value of all accumulated benefit obligations under each Plan, did not, as of the close of its most recent plan year, exceed by more than an immaterial amount the fair market value of the assets of such Plan allocable to such accrued benefits, and the present value of all accumulated benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than an immaterial amount the fair market value of the assets of all such underfunded Plans. (b) Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts, work stoppages or similar labor disputes against the Borrower or any Subsidiary pending or, to the actual knowledge of the Borrower or any Subsidiary, threatened, (ii) hours worked by and payment made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters; and (iii) all payments due from the Borrower or any Subsidiary on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or relevant Subsidiary. SECTION 3.11. Subsidiaries. Schedule 3.11 sets forth the name and jurisdiction of organization of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary and each class of Equity Interest of each Loan Party and each direct Subsidiary thereof and identifies each Subsidiary that is a Loan Party or an Excluded Subsidiary, in each case as of the Restatement Effective Date. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Loan Documents and Liens permitted by Section 6.02). Except as set forth in Schedule 3.11, as of the Restatement Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary. SECTION 3.12. Insurance. Schedule 3.12 sets forth a description of all material insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Restatement Effective Date. 94

SECTION 3.13. Solvency. Immediately after giving effect to the Transactions that will occur on the Restatement Effective Date: (a) the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. SECTION 3.14. Disclosure. (a) None of the reports, financial statements, certificates, diligence materials or other written information furnished by or on behalf of the Borrower or any Subsidiary to any Arranger, the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to forecasts, projected financial information and information of a general economic or industry specific nature, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished and, if such projected financial information was furnished prior to the Restatement Effective Date, as of the Restatement Effective Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material). (b) As of the Restatement Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects. SECTION 3.15. Collateral Matters. Subject to the Collateral and Guarantee Requirement: (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured 95

Parties, a valid and enforceable security interest in the Collateral (as defined therein, or if applicable, the analogous term in any non-U.S. Security Document) and (i) when the Collateral (as defined in the Collateral Agreement) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person (other than Permitted Encumbrances that by operation of law or contract would have priority over the Obligations), and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person (other than Liens permitted under Section 6.02). (b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, other than Liens permitted under Section 6.02. (c) Upon the recordation of the Collateral Agreement (or an IP Security Agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section 3.15, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement and, for the avoidance of doubt, other than any Excluded Assets) registered in the United States in which a security interest may be perfected by filing or recording in the United States of America, in each case prior and superior in right to any other Person, other than Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired or developed by the applicable Loan Parties after the Restatement Effective Date). (d) Each Security Document, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto (save for those security interests which, pursuant to the terms of this Agreement, can only be perfected upon an Event of Default which is continuing 96 and notice of acceleration in connection therewith has been given), prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02. SECTION 3.16. Federal Reserve Regulations. None of the Borrower or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock (within the meaning of Regulation U of the Board of Governors). SECTION 3.17. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its subsidiaries and their respective officers and employees and to the actual knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective officers or employees, or (b) to the actual knowledge of the Borrower, any director or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions (including any Borrowing or Letter of Credit hereunder) will not violate Anti-Corruption Laws or applicable Sanctions. SECTION 3.18. Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans, Term Loans and Letters of Credit in compliance with Section 5.10. SECTION 3.19. USA PATRIOT Act. The Borrower and its Subsidiaries are in compliance in all material respects with the USA PATRIOT Act. SECTION 3.20. EEA Financial Institution. No Loan Party is an EEA Financial Institution. ARTICLE IV Conditions SECTION 4.01. Restatement Effective Date. The obligations of the Lenders to make Loans hereunder on the Restatement Effective Date shall not become effective until the date on which each of the following conditions precedent have been satisfied (or waived in accordance with Section 9.02): 97

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and the other Loan Documents signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission or a .pdf email attachment) that such party has signed a counterpart of this Agreement and the other Loan Documents. (b) All fees and other amounts then due and payable by the Borrower to the Administrative Agent, the Arranger and the Lenders hereunder or pursuant to any fee or similar letters relating to this Agreement shall be paid, to the extent invoiced by the relevant person at least one Business Day prior to the Restatement Effective Date and to the extent such amounts are payable on or prior to the Restatement Effective Date. (c) The Administrative Agent shall have received on or before the Restatement Effective Date, each dated on or about such date: (i) Certified copies of the resolutions or similar authorizing documentation of the governing bodies of each Loan Party authorizing the Transactions to occur on the Restatement Effective Date and such Person to enter into and perform its obligations under the Loan Documents to which it is a party; (ii) Copies of the Organizational Documents of each Loan Party; (iii) A good standing certificate or similar certificate dated a date reasonably close to the Restatement Effective Date from the jurisdiction of formation of each Loan Party, but only where such concept is applicable; (iv) A customary certificate of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other documents to be delivered by it hereunder; (v) A favorable opinion letter of K&L Gates LLP, special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent. (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraph (a) of Section 4.02. (e) All consents and approvals (including, without limitation, consents and approvals required for regulatory compliance) required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained and be in full force and effect, except where failure to obtain such approval or consent would not have a Material Adverse Effect. (f) The Administrative Agent and the Lenders shall have received from the Loan Parties such other certificates and other documents as the Administrative Agent or 98 any Lender may reasonably have requested, including the promissory note complying with Section 2.07(f) of any Lender requesting such promissory note. (g) The Collateral and Guarantee Requirements shall have been satisfied. The Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the appropriate jurisdictions and copies of the financing statements (or similar documents) disclosed by such search. (h) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03. (i) The Administrative Agent shall have received a certificate in the form attached hereto as Exhibit J, dated the Restatement Effective Date and signed by a Financial Officer of the Borrower, as to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions to occur on the Restatement Effective Date. (j) The revolving commitments under the Existing Credit Agreement shall have been replaced with the Commitments hereunder, and the “Loans” under the Existing Credit Agreement shall have been prepaid (together with interest and fees thereon), it being understood that the Lenders constituting “Required Lenders” under the Existing Credit Agreement waive any prepayment prior notice required to be delivered pursuant to the terms thereof and any notice requirement in respect of any reduction of the aggregate commitments thereunder required to be delivered pursuant to the terms thereof. (k) Either (i) the Lenders executing and delivering this Agreement shall constitute “Required Lenders” under and as defined in the Existing Credit Agreement or (ii) the “Required Lenders” under and as defined in the Existing Credit Agreement shall have separately consented to amend and restate the Existing Credit Agreement in its entirety to read as set forth in this Agreement. The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Revolving Loan (other than a Revolving Loan made by an Issuing Bank or a Lender pursuant to Section 2.19(c)) on the occasion of each Borrowing, the obligation of each Issuing Bank to issue a Letter of Credit or renew a Letter of Credit, each Incremental Facility (other than as set forth in Section 2.20) shall be subject to the conditions precedent that the Restatement Effective Date shall have occurred and on the date of such Borrowing, issuance, renewal, Incremental Facility or extension of Commitments: (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance, Notice of Renewal, request for Incremental Facility or request for extension of Commitments and the acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing, 99 issuance, renewal, Incremental Facility and extension, as the case may be, such statements are true): (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects (except for representations and warranties qualified as to materiality and Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to such Borrowing, issuance, renewal, Incremental Facility or extension of Commitments, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent any such representation or warranty specifically relates to an earlier date in which case such representation and warranty shall be accurate in all material respects as of such earlier date), and (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance, renewal, Incremental Facility or extension of Commitments, as the case may be, or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default; and (b) in connection with any increase of Revolving Credit Commitments or any extension of the Maturity Date, the Administrative Agent shall have received such other approvals, opinions or documents as any Lender consenting to or providing commitments for such increase or extension may reasonably request through the Administrative Agent. Each Borrowing by and issuance of a Letter of Credit on behalf of the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section 4.02. ARTICLE V Affirmative Covenants Until all the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full and no Letter of Credit remains outstanding (unless such Letters of Credit have been cash collateralized pursuant to the terms hereof) (other than unmatured, surviving contingent obligations not yet due and payable), the Borrower covenants and agrees with the Lenders that: SECTION 5.01. Financial Statements; and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender (or in the case of clause (g) below, conduct): (a) within 90 days (or such earlier date as the Borrower may be required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC) after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by KPMG LLP or another 100 independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Year in accordance with GAAP and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such Fiscal Year in reasonable form and detail; (b) within 45 days (or such earlier date as the Borrower may be required to file its applicable quarterly report on Form 10-Q by the rules and regulations of the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, its unaudited consolidated balance sheet and unaudited statements of income and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis as of the end of and for such Fiscal Quarter and such portion of the Fiscal Year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such Fiscal Quarter in reasonable form and detail; (c) [reserved]; (d) not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that has had, or would reasonably be expected to have, a material effect on the calculations of the Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations, (iii) identifying as of the date of such Compliance Certificate each Subsidiary that (A) is an Excluded Subsidiary as of such date but has not been identified as an Excluded Subsidiary in Schedule 3.11 or in any prior Compliance Certificate or (B) has previously been identified as an Excluded Subsidiary but has ceased to be an Excluded Subsidiary and (iv) setting forth reasonably detailed calculations, beginning with the financial statements delivered for the first full Fiscal Quarter after the Restatement Effective Date, of (A) the Leverage Ratio for such Fiscal Quarter and (B) the Interest Coverage Ratio for such Fiscal Quarter; 101

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and financial statements filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange; (f) promptly following any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request; (g) a quarterly conference call (each such call to be at a time and date to be agreed by the Borrower and the Administrative Agent), among senior management of the Borrower and the Lenders, it being understood that this clause (g) shall be deemed satisfied by the occurrence of the Borrower’s quarterly public conference call with its equity holders to the extent the dial-in details of such call are made publicly available by the Borrower or its subsidiaries prior to the occurrence of such call; (h) not later than 10 days after the date the Borrower is required to file its applicable annual report on Form 10-K by the rules and regulations of the SEC, the Borrower will furnish to the Administrative Agent, on behalf of each Lender a budget report and annual projections for the Borrower; and (i) promptly following receipt thereof, copies of (i) any documents described in Sections 101(k) or 101(l) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA that the Borrower or any ERISA Affiliate may request with respect to any Plan; provided, that if the Borrower or any ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, the Borrower or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof. Notwithstanding anything to the contrary in this Section 5.01, (a) none of the Borrower or any of its Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representative or contractors) is prohibited or restricted by Requirements of Law or any binding agreement with a third party not entered into in contemplation hereof, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) all such material that is so disclosed will be subject to Sections 9.12 and 9.17. Information required to be furnished pursuant to clause (a), (b) or (e) of this Section 5.01 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section 5.01 may also 102 be furnished by electronic communications pursuant to procedures approved by the Administrative Agent. SECTION 5.02. Notices of Material Events. Within five Business Days after obtaining actual knowledge thereof, the Borrower will furnish to the Administrative Agent notice of the following: (a) the occurrence of any Default; (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including with respect to any Environmental Liability) against the Borrower or any Subsidiary or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Borrower to the Administrative Agent, that in each case could reasonably be expected to result in a Material Adverse Effect; (c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect, and provide (i) a written notice specifying the nature thereof, what action the Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon the Administrative Agent’s request, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the IRS with respect to each Plan; (2) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and three (3) copies of such other documents or governmental reports or filings relating to any Plan as Administrative Agent shall reasonably request; (d) any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary (it being understood and agreed that such notice shall be deemed provided to the extent described in any financial statement delivered to the Administrative Agent pursuant to the terms of this Agreement); (e) any Governmental Authority denial, revocation, modification or non-renewal of any Environmental Permit held or sought by the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect; and (f) any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect. Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect 103 thereto. SECTION 5.03. Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, as set forth in such Loan Party’s organizational documents, (ii) in the jurisdiction of incorporation or organization of any Loan Party, (iii) in the form of organization of any Loan Party or (iv) in any Loan Party’s organizational identification number, if any, or, with respect to a Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. The Borrower agrees to deliver all executed or authenticated financing statements and other filings under the Uniform Commercial Code (or analogous law in a non-U.S. jurisdiction) or otherwise that are required in order for the Administrative Agent to continue to have a valid, legal and perfected security interest in all the Collateral following any such change. SECTION 5.04. Existence; Conduct of Business. The Borrower and each Subsidiary will do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, and Intellectual Property material to the conduct of its business; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05, including any merger, consolidation, liquidation or dissolution permitted under Section 6.03. SECTION 5.05. Reserved. SECTION 5.06. Maintenance of Properties. The Borrower and each Subsidiary will keep and maintain (subject to any dispositions permitted pursuant to the Loan Documents) all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted. SECTION 5.07. Insurance. The Borrower and each Subsidiary will maintain, with financially sound and reputable insurance companies, as determined by the Borrower in good faith, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Each such policy of liability or property insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, and (b) in the case of each property insurance policy, contain a customary lender’s loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee thereunder. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance as is required under applicable law, including Regulation H of the Board of Governors. Notwithstanding the foregoing, if the Administrative Agent receives any payment under any insurance policy of the Borrower or of any Subsidiary, or otherwise receives any amount in respect of any casualty or condemnation event with respect to any property of the 104

Borrower or any Subsidiary, in each case at a time when no Event of Default has occurred and is continuing, the Administrative Agent shall promptly remit such amount to an account specified by the Borrower. SECTION 5.08. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in all material respects in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. During the occurrence and continuation of an Event of Default, the Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and, subject to Sections 9.12 and 9.17, to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular business hours and as often as reasonably requested. SECTION 5.09. Compliance with Laws. (a) The Borrower and each Subsidiary will comply with all Requirements of Law with respect to it or its assets, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. (b) The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. SECTION 5.10. Use of Proceeds. All or a portion of the proceeds of the Loans made on the Restatement Effective Date shall be used to refinance and replace the commitments and amounts outstanding under the Existing Credit Agreement and for other working capital and general corporate purposes. The proceeds of the Loans made after the Restatement Effective Date shall be used for working capital and general corporate purposes (including, without limitation, Permitted Acquisitions, Investments and other transactions not prohibited by the terms of the Loan Documents. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired (or any existing Subsidiary ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary) after the Restatement Effective Date, then the Borrower will, as promptly as practicable and, in any event, within 30 days (or such longer period as the Administrative Agent may, in its sole discretion, agree to in writing) after such Subsidiary is formed or acquired (or ceases to be an Excluded Subsidiary or becomes a Designated Subsidiary), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement, to the extent 105 applicable, to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by any Loan Party. SECTION 5.12. Further Assurances. The Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be satisfied, all at the reasonable expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent (i) from time to time upon written request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents and (ii) promptly after reasonable written request therefor, all documentation and other information reasonably requested by the Administrative Agent or any Lender that is reasonably required to satisfy applicable “know your borrower” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and any necessary updates to the Beneficial Ownership Certification. SECTION 5.13. After-Acquired Real Property. Each Loan Party shall grant to the Administrative Agent, within 90 days of the acquisition thereof (or such later date as the Administrative Agent may agree), a Mortgage on each parcel of real property owned in fee by such Loan Party as is acquired by such Loan Party after the Restatement Effective Date and that, together with any improvements thereon, individually has an assessed value for real estate taxation purposes of at least $10,000,000, and shall cause clause (e) of the Collateral and Guarantee Requirement to be satisfied with respect to such real property and such Mortgage. SECTION 5.14. Environmental Compliance. (a) The Borrower and each Subsidiary will (i) comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to them insofar as any failure to so comply, obtain or maintain reasonably would be expected to result in a Material Adverse Effect on the Borrower; provided that, for purposes of this Section 5.14(a), noncompliance with any of the foregoing shall be deemed not to constitute a breach of this covenant so long as, with respect to any such noncompliance, the Borrower or its relevant Subsidiary is undertaking all reasonable efforts to achieve compliance (or to ensure that the relevant tenant, subtenant, contractor, subcontractor or invitee is achieving compliance) or the Borrower or any Subsidiary (or the relevant party listed above) is disputing such non-compliance in good faith in the applicable manner or forum, and provided further that, in any case, the reasonably anticipated resolution of any such efforts or dispute, individually or in the aggregate, would not reasonably be expected to give rise to a Material Adverse Effect. (b) The Borrower and each Subsidiary will promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than any 106 non-compliance that would not reasonably be expected to result in a Material Adverse Effect and other than such orders and directives as to which an appeal has been timely and properly taken in good faith and provided that, the reasonably anticipated resolution of such appeal would not reasonably be expected to give rise to a Material Adverse Effect. ARTICLE VI Negative Covenants Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and no Letter of Credit remains outstanding (unless such Letter of Credit have been cash collateralized pursuant to the terms hereof), the Borrower covenants and agrees with the Lenders that: SECTION 6.01. Indebtedness; Certain Equity Securities. None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except: (a) Indebtedness created under the Loan Documents; (b) Indebtedness existing on the Restatement Effective Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect of any of the foregoing; (c) Indebtedness of any Subsidiary to the Borrower or any Subsidiary; provided that (A) any such Indebtedness owing by any Loan Party shall be unsecured and, any such Indebtedness in excess of $10,000,000 in the aggregate, shall be subordinated in right of payment to the Loan Document Obligations on terms customary for intercompany subordinated Indebtedness or otherwise reasonably satisfactory to the Administrative Agent, (B) any such Indebtedness owing to any Loan Party shall be evidenced by a promissory note which shall have been pledged pursuant to the Collateral Agreement to the extent required by the Collateral and Guarantee Requirement and (C) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04(a) or Section 6.04(d); (d) Guarantees incurred in compliance with Section 6.04; (e) (i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money Indebtedness and any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $10,000,000 at any time outstanding, and (ii) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above; (f) (i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets 107 by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and (ii) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (i) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $10,000,000 at any time outstanding; (g) Indebtedness of any Borrower or Subsidiary not otherwise permitted under this Agreement so long as, at the time of incurrence of such Indebtedness, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence thereof, is not in excess of 3.5 to 1.0 (or, during a Leverage Specified Period, 4.00 to 1.0); provided that (i) immediately prior to and immediately after giving effect to the incurrence of any such Indebtedness under this clause (g), no Event of Default shall have occurred and be continuing and (ii) no Indebtedness of any Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.01(g) if, at the time of the incurrence of, and after giving effect to such Indebtedness (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero; (h) Indebtedness incurred and owed in respect of any overdrafts or similar protections and related liabilities arising from treasury, depository and cash management services and related obligations or in connection with any automated clearing-house transfers of funds; (i) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes, (ii) obligations in connection with self-insurance arrangements in the ordinary course of business and (iii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and reclamation bonds and obligations of a like nature, including, without limitation, performance guarantees; (j) Indebtedness consisting of client advances or deposits received in the ordinary course of business; (k) Indebtedness of the Borrower or any Subsidiary in the form of purchase price adjustments (including in respect of working capital), earnouts, seller notes, deferred compensation, deferred purchase price, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition (or any other acquisition permitted hereunder) or other Investments permitted under Section 6.04 or Dispositions permitted under Section 6.05; (l) Indebtedness of Subsidiaries that are not Loan Parties; provided that no Subsidiary that is not a Loan Party shall incur any Indebtedness under this Section 6.01(l) 108 if, at the time of, and after giving effect to, the incurrence of such Indebtedness (and any substantially simultaneous use of the Permitted Amount) and the use of proceeds thereof, the Permitted Amount would be less than zero; (m) Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business; (n) Indebtedness owing under any Hedging Agreements and owing under any Cash Management Agreements; (o) Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing; and (p) other Indebtedness of Loan Parties not otherwise described above in an aggregate amount at any time outstanding not in excess of $10,000,000. Notwithstanding anything contrary set forth above, if any Indebtedness is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.01. SECTION 6.02. Liens. None of the Borrower or any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) Liens created under the Loan Documents; (b) Permitted Encumbrances; (c) any Lien on any asset of the Borrower or any Subsidiary existing on the Restatement Effective Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Restatement Effective Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof; (d) any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Restatement Effective Date prior to the time such Person becomes a Subsidiary (or is so merged or 109 consolidated, including pursuant to a Permitted Acquisition); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Borrower or any Subsidiary (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(f) as Refinancing Indebtedness in respect thereof; (e) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (e)(i) of Section 6.01 or any Refinancing Indebtedness in respect thereof permitted by clause (e)(ii) of Section 6.01, and (ii) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary, other than the proceeds of such fixed or capital assets; (f) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (g) in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement; (h) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder; (i) Liens consisting of cash collateral to secure Hedging Agreements permitted by Section 6.07; (j) Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01(c); (k) Liens securing judgments for the payment of money not constituting an Event of Default under Article VII; and 110

(l) other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed $20,000,000 at any time outstanding. SECTION 6.03. Fundamental Changes. (a) None of the Borrower or any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, (i) any Person (other than the Borrower) may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving entity, (ii) any Person (other than the Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Loan Party, is a Loan Party), (iii) any Subsidiary (other than the Borrower) may merge into or consolidate with any Person (other than the Borrower) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary, (iv) any Subsidiary (other than the Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that if such Subsidiary is a Loan Party the continuing or surviving Person shall be a Loan Party and (v) any Subsidiary (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04 or 6.05. (b) None of the Borrower or any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto. SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. None of the Borrower or any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except: (a) [reserved]Investments (including intercompany loans and advances) made to consummate the 2022 Transactions; (b) Permitted Investments; (c) (i) Investments existing or contemplated by investment agreements existing on the Restatement Effective Date in Subsidiaries and (ii) other Investments existing or contemplated by investment agreements existing on the Restatement Effective Date and set forth on Schedule 6.04; (d) (i) additional Investments by the Borrower in any Loan Party and by any Loan Party in the Borrower or in another Loan Party, and (ii) Investments (including by way of capital contributions or extensions of credit) by the Borrower and the Subsidiaries in Equity Interests in their Subsidiaries; provided, in the case of clause (ii), that (x) any such Equity Interests held by a Loan Party shall be pledged in accordance with the 111 requirements of the Collateral and Guarantee Requirement and (y) no Investment by any Loan Party in any Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(d) if, at the time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero; (e) loans or advances made by the Borrower or any Subsidiary to any Subsidiary; provided that no loan or advance made by any Loan Party to a Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(e) if, at the time of, and after giving effect to, the making of such loan or advance (and any substantially simultaneous use of the Permitted Amount) and the use of proceeds thereof, the Permitted Amount would be less than zero; (f) Guarantees by the Borrower or any Subsidiary of Indebtedness or other obligations of the Borrower or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) (A) a Subsidiary that has not Guaranteed the Obligations pursuant to the Guarantee Agreement shall not Guarantee any Indebtedness of any Loan Party and (B) any such Guarantee of Indebtedness that is required to be subordinated to the Loan Document Obligations shall be subordinated to the Loan Document Obligations on terms no less favorable to the Lenders than those of such Subordinated Indebtedness, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01 (other than clause (d) thereof) and (iii) no Guarantee by any Loan Party of Indebtedness (excluding, for the avoidance of doubt, Guarantees of obligations not constituting Indebtedness) of any Subsidiary that is not a Loan Party shall be permitted pursuant to this Section 6.04(f) if, at the time of the making of, and after giving effect to, such Guarantee (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be zero; (g) (i) loans or advances to employees of the Borrower or any Subsidiary made in the ordinary course of business, including those to finance the purchase of Equity Interests of the Borrower pursuant to employee plans and (ii) payroll, travel, entertainment, relocation and similar advances to directors and employees of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business; provided that the aggregate principal amount of such loans and advances under this clause (g) outstanding at any time shall not exceed $10,000,000; (h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to the Borrower or any Subsidiary; (i) Permitted Acquisitions; 112

(j) Investments held by a Subsidiary acquired after the Restatement Effective Date or of a Person merged or consolidated with or into the Borrower or a Subsidiary after the Restatement Effective Date, in each case as permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (k) Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05; (l) Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof) and any other Restricted Payments permitted by Section 6.08; (m) Investments in the form of Hedging Agreements permitted under Section 6.07; (n) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party; (o) Investments consisting of (i) extensions of trade credit, (ii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business or in connection with Permitted Acquisitions, (iii) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of the Borrower and that are made in the ordinary course of business and (iv) Guarantees made in the ordinary course of business in support of obligations of the Borrower or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees; (p) mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Borrower and Subsidiaries that are wholly-owned Subsidiaries; (q) intercompany loans or other intercompany Investments made by Loan Parties in the ordinary course of business to or in any Subsidiary that is not a Loan Party; (r) intercompany Investments, reorganizations and other activities relating to tax planning and reorganization, so long as, after giving effect thereto the Liens of the Secured Parties in the Collateral, taken as a whole, are not materially impaired; provided that no Investment may be made by any Loan Party in a Subsidiary that is not a Loan Party pursuant to this clause (r) if, at the time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be zero; 113

(s) Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements; (t) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments as set forth in Section 6.08(a)(vii); (u) Investments constituting endorsements for collection or deposit in the ordinary course of business; (v) Investments by any Subsidiary consisting of loans to the Borrower to the extent (and for the avoidance of doubt without duplication and not in addition to) the amount of such loan could also be made as a distribution under Section 6.08; (w) other Investments, including Investments in connection with the acquisition of Subsidiaries that are not Loan Parties or other Persons that will not be Loan Parties, in an aggregate amount not in excess of $20,000,000; provided, however, that at the time any such Investment is made pursuant to this clause (w), no Default shall have occurred and be continuing or would result therefrom; and (x) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Investments not otherwise permitted under this Agreement so long as, at the time of the making of such Investment, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of making thereof, is not in excess of 3.00 to 1.00. Notwithstanding anything contrary set forth above, (i) if any Investment is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.04 and the amount of such Investment shall be determined as of the date such Investment is made and (ii) if any Investment is made in reliance on any “basket” determined by reference to Total Assets, no fluctuation in the aggregate amount of Total Assets shall result in a breach of this Section 6.04. In addition, in the event that a Loan Party makes an Investment in an Excluded Subsidiary for purposes of permitting such Excluded Subsidiary or any other Excluded Subsidiary to apply the amounts received by it to make a substantially concurrent Investment (which may be made through any other Excluded Subsidiary) permitted hereunder, such substantially concurrent Investment by such Excluded Subsidiary shall not be included as an Investment for purposes of this Section 6.04 to the extent that the initial Investment by the Loan Party reduced amounts available to make Investments hereunder. SECTION 6.05. Asset Sales. None of the Borrower or any Subsidiary will sell, transfer, lease, license or sublicense or otherwise dispose of any asset, including any Equity Interest owned by it (but other than, for the avoidance of doubt, treasury shares of the Borrower held by the Borrower), nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests 114 to the Borrower or another Subsidiary in compliance with Section 6.04(d)) (each, a “Disposition”), except: (a) Dispositions of (i) inventory, (ii) used, obsolete, damaged, worn out or surplus equipment or other property (including, for the avoidance of doubt, such Dispositions consisting of the abandonment of such equipment or other property), (iii) cash and Permitted Investments, and (iv) leasehold improvements for property that is no longer leased by the Borrower or any Subsidiary thereof, in each case in the ordinary course of business; (b) Dispositions to the Borrower or a Subsidiary; provided that any such Disposition involving a Subsidiary that is not a Loan Party (i) shall be made in compliance with Sections 6.04 and 6.09 and (ii) shall not, in the case of any Disposition by any Loan Party to Subsidiaries that are not Loan Parties that are not made as Investments permitted by Section 6.04, involve assets having an aggregate fair market value for all such assets so Disposed in excess of $10,000,000 in the aggregate; (c) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction; (d) Sale/Leaseback Transactions permitted by Section 6.06; (e) Licenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary; (f) Licenses or sublicenses of Intellectual Property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary; (g) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of the Borrower or any Subsidiary; (h) Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are applied to the purchase price of similar or replacement assets within 12 months of such Disposition; (i) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements; (j) the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material Intellectual Property or failure to maintain in any material respect the integrity and security of the Software used in the business of the Borrower or 115 any Subsidiary, except to the extent any such abandonment, cancellation, non-renewal, discontinuance or failure, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (k) any other Disposition of assets (including Equity Interests) of any Subsidiaries of the Borrower; provided that (i) any such Disposition shall be for fair market value, (ii) at least 75% of the total consideration for any such Disposition received by the Borrower and its Subsidiaries is in the form of cash or Permitted Investments, (iii) the Net Cash Proceeds of any Disposition pursuant to this Section 6.05(k) shall be applied to prepay the Term Loans in accordance with, and to the extent required by, Section 2.08(f); and (iv) no Default or Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Default or Event of Default exists); provided, however, that for purposes of clause (ii) above, the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and its Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or such Subsidiary from such transferee that are converted by the Borrower or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received in the conversion) within 180 days following the closing of the applicable Disposition; provided that all assets Disposed pursuant to this clause (k) shall not have an aggregate fair market value in excess of 5% of Consolidated Total Assets per annum; (l) Dispositions of receivables in the ordinary course of business and consistent with past practice of the Borrower and the Subsidiaries; (m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business; (n) Dispositions of Equity Interests of the Borrower or any Subsidiary not otherwise prohibited by the terms of this Agreement; and (o) Dispositions permitted pursuant to Section 6.03. Notwithstanding the foregoing, other than Dispositions to the Borrower or any Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Requirements of Law, no such Disposition of any Equity Interests in any Subsidiary shall be permitted unless immediately after giving effect to such transaction, the Borrower and the Subsidiaries shall otherwise be in compliance with Section 6.04. 116

SECTION 6.06. Sale/Leaseback Transactions. None of the Borrower or any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05 (other than Section 6.05(d)), (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02. SECTION 6.07. Hedging Agreements. None of the Borrower or any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has perceived or actual exposure (other than those in respect of the Equity Interests or Indebtedness of the Borrower or any Subsidiary), including with respect to currencies, and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary. SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) None of the Borrower or any Subsidiary will declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that: (i) any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or if not ratably, on a basis more favorable to the Borrower and the Loan Parties); (ii) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests of the Borrower; (iii) the Borrower may repurchase, purchase, acquire, cancel or retire for value Equity Interests of the Borrower from present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) of the Borrower or any Subsidiary upon the death, disability, retirement or termination of employment or service of such employees, officers, directors or consultants, or to the extent required, pursuant to employee benefit plans, employment agreements, stock purchase agreements or stock purchase plans, or other benefit plans; provided that the aggregate amount of Restricted Payments made pursuant to this Section 6.08(a)(iii) shall not exceed $10,000,000 in the aggregate; (iv) the Borrower may make cash payments (A) to satisfy an employee’s withholding tax obligations incurred in connection with the exercise, vesting or acquisition of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower and (B) in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Borrower; 117

(v) the Borrower may acquire Equity Interests of the Borrower upon the exercise of stock options for such Equity Interests of the Borrower if such Equity Interests represent a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Equity Interests held by, any current or former director, officer or employee of the Borrower or its Subsidiaries; (vi) the Borrower may convert or exchange any Equity Interests of the Borrower for or into Qualified Equity Interests of the Borrower; (vii) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments not otherwise permitted under this Agreement so long as, at the time of the making of such Restricted Payment, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of making thereof, is not in excess of 2.75 to 1.00; (viii) any Subsidiary may repurchase its Equity Interests held by minority shareholders or interest holders in a Permitted Acquisition or another transaction permitted by Section 6.04(t) (it being understood that for purposes of Section 6.04, the Borrower shall be deemed the purchaser of such Equity Interests and such repurchase shall constitute an Investment by the Borrower in a Person that is not a Subsidiary in the amount of such purchase unless such Subsidiary becomes a Loan Party in connection with such repurchase); (ix) so long as, at the date of declaration thereof, no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may repurchase or redeem its Equity Interests from its equity holders in an amount not to exceed $10,000,000; and (x) the Borrower may make Restricted Payments within 60 days after the date of declaration thereof, if at the date of declaration of such Restricted Payments, such Restricted Payments would have been permitted pursuant to another clause of this Section 6.08(a). (b) None of the Borrower or any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness that is required pursuant to Section 6.01 to be subordinated to the payment of the Obligations, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of such Subordinated Indebtedness, except: (i) regularly scheduled interest and principal payments as and when due in respect of such Subordinated Indebtedness, other than payments prohibited by the subordination provisions thereof; 118

(ii) refinancings of such Subordinated Indebtedness with the proceeds of Refinancing Indebtedness permitted in respect thereof under Section 6.01; (iii) payments of or in respect of such Subordinated Indebtedness made solely with Qualified Equity Interests in the Borrower or the conversion of such Subordinated Indebtedness into Qualified Equity Interests of the Borrower; (iv) prepayments of intercompany Indebtedness permitted hereby owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary; provided that, for the avoidance of doubt, no prepayment of any Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be permitted so long as an Event of Default shall have occurred and be continuing or would result therefrom; and (v) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make payments of (including prepayments thereof) or in respect of any such Subordinated Indebtedness (other than any intercompany Indebtedness) not otherwise permitted hereunder so long as, at the time of the making of such payment, the Leverage Ratio, calculated on a Pro Forma Basis as of the date of making thereof, is not in excess of 2.75 to 1.00. SECTION 6.09. Transactions with Affiliates. None of the Borrower or any Subsidiary will sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than those that could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) transactions between or among Subsidiaries that are not Loan Parties not involving any other Affiliate, (d) any Investment permitted under Section 6.04, (e) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, (f) compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements) and health, disability and similar insurance or benefit arrangements with, directors, officers and employees of the Borrower or any Subsidiary entered into in the ordinary course of business, (g) any Restricted Payment permitted by Section 6.08, (h) sales of Equity Interests to Affiliates to the extent not prohibited under this Agreement, (i) any payments or other transactions pursuant to any tax sharing agreement among the Loan Parties and their Subsidiaries; provided that any such tax sharing agreement is on terms usual and customary for agreements of that type, and (j) any other transactions between or among the Borrower and its Subsidiaries entered into in the ordinary course of business including any transactions expressly permitted under this Agreement or any other Loan Document. SECTION 6.10. Restrictive Agreements. None of the Borrower or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or 119 any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) restrictions and conditions contained in any agreement or document governing or evidencing Subordinated Indebtedness or Refinancing Indebtedness, as applicable, in respect of Indebtedness referred to in clause (A); provided that the restrictions and conditions contained in any such agreement or document referred to in this clause (B) are not less favorable in any material respect to the Lenders than the restrictions and conditions imposed by this Agreement, (C) restrictions and conditions existing on the date hereof identified on Schedule 6.10, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its Organizational Documents or any related joint venture or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (E) restrictions imposed by any agreement governing Indebtedness entered into after the Restatement Effective Date and permitted under Section 6.01 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than those contained in this Agreement and (F) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets of the Borrower or any Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder; and (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (e), (f), (h), (i), (j), (l), (m), (n) and (o) of Section 6.01 if such restrictions and conditions apply only to the assets securing such Indebtedness, (B) customary provisions in leases, licenses and other agreements restricting the assignment thereof and (C) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(f); provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger). Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.11 or under the Security Documents. SECTION 6.11. Amendment of Material Documents. None of the Borrower or any Subsidiary will amend, modify or waive any of its rights under (a) any agreement or instrument document evidencing Subordinated Indebtedness that constitutes Material Indebtedness except pursuant to the subordination/intercreditor terms applicable to such Subordinated Indebtedness or (b) its certificate of incorporation, bylaws or other organizational documents, in each case to the extent such amendment, modification or waiver would be materially adverse to the Lenders. SECTION 6.12. Fiscal Year. The Borrower will not, and the Borrower will not permit any other Loan Party to, change its Fiscal Year to end on a date other than June 30. SECTION 6.13. Leverage Ratio. Beginning with the first full Fiscal Quarter after the Restatement Effective Date, the Borrower will not permit the Leverage Ratio to exceed 3.5 to 1.0 as of the last day of any Fiscal Quarter of the Borrower (or, during a Leverage Specified Period, 4.00 to 1.0 as of the last day of any such Fiscal Quarter of the Borrower). 120

SECTION 6.14. Interest Coverage Ratio. Beginning with the first full Fiscal Quarter ending after the Restatement Effective Date, the Borrower will not permit the Interest Coverage Ratio to be less than 2.5 to 1.0 as of the end of any Fiscal Quarter of the Borrower. ARTICLE VII Events of Default SECTION 7.01. Events of Default. If any of the following events (each such event, an “Event of Default”) shall occur: (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation contained in Section 2.19(c), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; (b) the Borrower shall fail to pay (i) any interest on any Loan or (ii) any fee or any other amount (other than an amount referred to in clause (a) or clause (b)(i) of this Section 7.01) payable under this Agreement or any other Loan Document, in each case, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days; (c) any representation, warranty or statement made or deemed made by or on behalf of the Borrower or any Loan Party in any Loan Document or in any certificate furnished by or on behalf of the Borrower or any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower), 5.10 or in Article VI; (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 60 days after notice thereof from the Administrative Agent or any Lender to the Borrower (with a copy to the Administrative Agent in the case of any such notice from a Lender); (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable on the date on which such payment was initially due); (g) any event or condition occurs that results in any Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits the holder or holders of any Material 121

Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after expiration of any applicable grace or cure period set forth in the agreement or instrument evidencing or governing such Material Indebtedness); provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or (iii) the occurrence of any conversion or exchange trigger in Indebtedness that is contingently convertible or exchangeable into Equity Interests of the Borrower; (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Loan Party or its debts, or of a substantial part of its assets, under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; (i) the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(v)), reorganization or other relief under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Borrower or any other Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article VII; (j) the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer) outstanding at any given time, shall be rendered against the Borrower, any other Loan Party or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a 122 judgment creditor to attach or levy upon any assets of the Borrower or any other Loan Party to enforce any such judgment; (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with the priority required by the applicable Security Document, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.14 or (iii) as a result of the Administrative Agent’s failure to take action within its control, including without limitation, (A) failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreement or (B) file continuation statements under the applicable Uniform Commercial Code (or similar provisions under applicable law); (n) This Agreement and any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof or any limitation in respect thereof, in each case as provided in the applicable Loan Document or Section 9.14; or (o) a Change in Control shall occur. then, (i) in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time after the Restatement Effective Date and thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (A) terminate the Revolving Credit Commitments and the Letter of Credit Commitments, and thereupon the Revolving Credit Commitments and the Letter of Credit Commitments shall terminate immediately and (B) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Loans at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued or owing hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) in the case of any event with respect to the Borrower described in clause (h) or (i) of this Article VII, the Revolving Credit Commitments and the Letter of Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower hereunder, shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. SECTION 7.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may with 123 the consent, or shall at the request, of the Majority Facility Lenders under the Revolving Facility, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make written demand upon the Borrower to, and forthwith upon such written demand the Borrower will, (a) pay to the Administrative Agent on behalf of the Revolving Lenders one Business Day after such written demand in immediately available funds at the Administrative Agent’s designated office, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be reasonably acceptable to the Majority Facility Lenders under the Revolving Facility; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower will pay to the Administrative Agent on behalf of the Revolving Lenders one Business Day after such written demand in immediately available funds at the Administrative Agent’s designated office, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Revolving Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon written demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other Obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Collateral Account shall be promptly returned to the Borrower. ARTICLE VIII The Administrative Agent Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its permitted successors to serve as administrative agent and collateral agent under the Loan Documents and authorizes the Administrative Agent, in its capacity as Administrative Agent, to execute and deliver the Loan Documents and to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto (including, as trustee under any Security Document governed by English or other relevant law). It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship 124 between contracting parties. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power (including with respect to enforcement and collection), except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or any other Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Notwithstanding clause (b) of the immediately preceding sentence, the Administrative Agent shall not be required to take, or to omit to take, any action hereunder or under the Loan Documents unless, upon demand, the Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to the Administrative Agent, any other Secured Party) against all liabilities, costs and expenses that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Administrative Agent or any Related Party thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have actual knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any 125

Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give written notice of its intent to resign to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (and so long as no Event of Default shall have occurred and be continuing, with the consent of the Borrower, not to be unreasonably withheld or delayed), to appoint a successor which will be a bank with an office in New York, New York or an Affiliate of any such bank. If no successor shall have been so appointed by the Required Lenders and shall have accepted such 126 appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank subject, so long as no Event of Default shall have occurred and be continuing, to the approval by the Borrower (which approval shall not be unreasonably withheld or delayed). Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest and be subject to such compliance as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to 127 time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Restatement Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date. Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. In furtherance of the foregoing and not in limitation thereof, no Hedging Agreement the obligations under which constitute Secured Hedging Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or any other Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Hedging Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph. The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e). The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or 128 maintain any portion of the Collateral. In case of the pendency of any proceeding with respect to any Loan Party under any Federal, State or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.09, 2.10, 2.12, 2.13, 2.14 and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Notwithstanding anything herein to the contrary, the Arranger shall have no duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent and notice pursuant to and subject to the conditions set forth in this Article VIII, none of the Borrower or any Subsidiary shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII. ARTICLE IX Miscellaneous SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronic mail (and subject to paragraph (b) of this 129

Section 9.01), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows: (i) if to the Borrower, to it at Aspen Technology, Inc., 20 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer and General Counsel (Telecopy No. (781) 221-5215) (email: karl.johnsen@aspentech.com and frederic.hammond@aspentech.com); (ii) if to the Administrative Agent, as follows (A) if such notice relates to a Loan or Borrowing denominated in Dollars, or does not relate to any particular Loan, Borrower or Letter of Credit, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Suite IL1-0480, Chicago, Illinois 60603, Attention of Julius C. Williams (Telecopy No. (844) 490-5663) (email: Julius.C.Williams@JPMorgan.com), with a copy to JPMorgan Chase Bank, N.A., Middle Market Servicing, 10 South Dearborn, Floor L2, Suite IL1-0480, Chicago, IL, 60603-2300, Attention of Commercial Banking Group (Telecopy No. (844) 490-5663 (email: jpm.agency.cri@jpmorgan.com; jpm.agency.servicing.1@jpmorgan.com) and (B) if such notice relates to a Loan or Borrowing denominated in a Designated Foreign Currency, to J.P. Morgan Europe Limited, Loans Agency 6th Floor, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention of Loans Agency (Fax No. +44 20-7777-2360) (email: loan_and_agency_London@jpmorgan.com) with copy to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Suite IL1-0480, Chicago, Illinois 60603, Attention of Julius C. Williams (Telecopy No. (844) 490-5663) (email: Julius.C.Williams@JPMorgan.com); (iii) if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire. Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) of this Section 9.01 shall be effective as provided in such paragraph. (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. Any notices or other communications to the Administrative Agent, the Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. 130

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. (d) the Borrower agree that the Administrative Agent may, but shall not be obligated to, make any communication by posting such communications on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the communications or the Platform. SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. (b) Except as otherwise expressly provided in this Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or 131 agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders (unless the Administrative Agent has express authority herein or therein to consent unilaterally), provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect in any material respect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided, further that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender; (ii) reduce the principal amount of any Loan of any Lender or reduce the rate of interest thereon (including reduction of the Applicable Rate or amending the ratio used in the definition of “Applicable Rate” (but not the definition of such ratio)) (other than waivers, amendments or modifications to the interest rates set forth in Section 2.10(c) and the financial covenants set forth in Sections 6.13 and 6.14), or reduce any fees payable hereunder (including reduction of the Applicable Rate or amending the ratio used in the definition of “Applicable Rate” (but not the definition of such ratio)) (other than waivers, amendments or modifications to the interest rate payable with respect to fees under Section 2.10(c)), without the written consent of such Lender, (iii) postpone the scheduled date of payment of the principal amount of any Loan of any Lender, or any interest thereon, or any fees payable hereunder to any Lender, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of such Lender, (iv) change Section 2.15(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Guarantee Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Guarantee Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Guarantee Agreement shall not be deemed to be a release or limitation of any Guarantee), (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (viii) consent to the subordination of the Obligations of the Loan Parties under the Loan Documents to any other Indebtedness, or to the 132 subordination of all or substantially all the Liens of the Security Documents to the Liens securing any other Indebtedness, without the written consent of each Lender, (ix) reduce the amount of Net Cash Proceeds required to be applied to prepay Term Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to the Term Facility; (x) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility and (xi) amend, modify or waive any provision of Section 4.02 with respect to any Borrowing to be made after the Restatement Effective Date without the written consent of the Majority Facility Lenders with respect to the Revolving Facility; provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent. Notwithstanding any of the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the second proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification. (c) Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.20 to be delivered in connection with an Incremental Facility, the Administrative Agent, the Borrower and the new or existing Lenders providing such Incremental Facility may enter into an amendment hereof (which shall be binding on all parties hereto and the new Lenders) solely for the purpose of reflecting any new Lenders and their Incremental Revolving Commitments and/or Incremental Term Loans. (d) In connection with any proposed amendment, modification, waiver, consent or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change. (e) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Guarantee Agreement, the 133

Collateral Agreement or any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”. SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel and, one firm of local counsel in each jurisdiction as the Administrative Agent shall deem reasonably advisable in connection with the creation and perfection of the security interests in the Collateral provided under the Loan Documents, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), provided that the Administrative Agent shall provide (A) an estimate to the Borrower of the expected aggregate costs and expenses (i) prior to the Restatement Effective Date, with respect to the transaction contemplated to occur on or prior to the Restatement Effective Date and (ii) prior to any other material transaction occurring after the Restatement Effective Date, with respect to any such transaction and (B) in each case, will provide the Borrower with periodic updates on the accrual of costs and expenses to the extent such accruals exceed the estimate provided in subsection (A) above, and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Arranger or any Lender, including the reasonable and documented fees, charges and disbursements of any outside counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that expenses set forth in this clause (ii) shall be limited to (A) one counsel to the Administrative Agent and for the Lenders (taken together as a single group or client), (B) if necessary, one local counsel required in any relevant local jurisdiction and applicable special regulatory counsel, (C) additional counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) and (D) if representation of the Administrative Agent and/or all Lenders in such matter by a single counsel would be inappropriate based on the advice of legal counsel due to the existence of an actual or potential conflict of interest, one additional counsel for each party subject to such conflict. (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of outside counsel (limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, 134 where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Indemnitee) and other reasonable and documented out-of-pocket expenses, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any premises leased or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, penalties, liabilities or related expenses to the extent they (A) are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnitee, (B) result from a claim brought by the Borrower or any of its Subsidiaries for a material breach of such Indemnitee’s obligations under this Agreement or any other Loan Document if the Borrower or such Subsidiary has obtained a final and non-appealable judgment of a court of competent jurisdiction in the Borrower’s or its Subsidiary’s favor on such claim as determined by a court of competent jurisdiction or (C) result from a proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than a proceeding that is brought against the Administrative Agent or any Arranger in its capacity as such or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder). This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. (c) To the extent that the Borrower fails to indefeasibly pay any amount required to be paid by it under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as applicable, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent (or such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. For purposes of this Section 9.03, a Lender’s “pro rata share” shall be determined based upon its Pro Rata Share under the relevant Facility at that time. 135

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. (e) All amounts due under this Section 9.03 shall be payable within ten Business Days after written demand therefor. SECTION 9.04. Assignments and Participations . (a) Successors and Assigns Generally. No Lender may assign, delegate or otherwise transfer any of its rights or obligations hereunder except to an Eligible Assignee (i) in accordance with the provisions of Section 9.04(b), (ii) by way of participation in accordance with the provisions of Section 9.04(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.04(f) (and any other attempted assignment or transfer by any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may, and shall as provided in Sections 2.16(b) and (c), at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans under any Facility at the time owing to it or in the case of an assignment to a Lender, no minimum amount need be assigned; and (B) in any case not described in Section 9.04(b)(i)(A), the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall 136 not be less than $5,000,000 in the case of the Revolving Facility or $1,000,000 in the case of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned under any Facility, except that this clause (ii) shall not prohibit any Lender or Issuing Bank from assigning all or a portion of its rights and obligations among the Revolving Credit Commitments and the Letter of Credit Commitments on a non-pro rata basis; provided that, at no time shall the Letter of Credit Commitment of any Issuing Bank exceed the Revolving Credit Commitment of such Issuing Bank. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 9.04(b)(i)(B) and this Section 9.04(b)(iii): (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of such Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund of such Lender with respect to such Lender; and (C) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Commitments. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) [Reserved]. (vi) [Reserved]. 137

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the 138

Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Loan Party therefrom, to the extent that such amendment, waiver or consent otherwise requires such Lender’s affirmative consent pursuant to the provisions of Section 9.02 and then only to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 9.03 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.12, 2.14 and 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and reasonable expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each 139

Participant’s interest in the Revolving Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, or is necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA or other applicable law. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Subject to Sections 9.12 and 9.17, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Loan Parties furnished to such Lender by or on behalf of the Loan Parties; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree for the benefit of the Loan Parties to preserve the confidentiality of any Borrower Information relating to the Loan Parties received by it from such Lender subject to the terms of this Agreement. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Notwithstanding anything else to the contrary contained in this Agreement, any attempted assignment or sale of a participation to a Person who is not an Eligible Assignee shall be null and void. SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Arranger, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and 140 effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15(e), 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Notwithstanding any other provision of this Agreement to the contrary, upon the Administrative Agent’s request, the Loan Parties agree to promptly execute and deliver such amendments to this Agreement as shall be necessary to implement any modifications to this Agreement pursuant to any separate letter agreements between the Borrower and the Administrative Agent during the period permitted therein. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement. SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the making of the request or the granting of the consent specified in Article VII to authorize the Administrative Agent to declare the Loans due and payable pursuant to Article VII shall have occurred, each Lender and each of its Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations then due of the Borrower now or hereafter existing under this Agreement held by such Lender or any such Affiliates, irrespective of whether or not such Lender or any such Affiliate shall have made any demand under this Agreement and although such obligations of the Loan Parties are owed to a branch or office of such Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such 141

Indebtedness. Each Lender agrees to notify the applicable Loan Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application. SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York. (b) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction. (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT 142

OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10. SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the Administrative Agent or such Lender, as applicable, agrees that it will, to the extent practicable and other than with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, notify the Borrower promptly thereof, unless such notification is prohibited by law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, in each case, only such information as is reasonably necessary to exercise such remedies or enforce such rights, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Borrower or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower or its Subsidiary. For purposes of this Section 9.12, “Information” means all information received from the Borrower or its Related Parties relating to the Borrower or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent or any Lender prior to disclosure by the Borrower or its Subsidiaries on a nonconfidential basis from a Person that is not subject to a confidentiality 143 obligation to the Borrower or any of its Related Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if it has complied with the requirements set forth in this Section 9.12 and such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information (absent gross negligence or willful misconduct). For the avoidance of doubt, the Borrower has the right to review and approve in advance, with such approval not to be unreasonably withheld or delayed, all press releases, advertisements and similar materials and disclosures (other than any disclosures to industry trade organizations of information that is customary for inclusion in league table measurements) that the Administrative Agent or any Lender prepares or that is prepared on the Administrative Agent’s or any Lender’s behalf that contain the Borrower’s name or the name of any of its respective Affiliates. SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. SECTION 9.14. Release of Liens and Guarantees. A Loan Party (other than the Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Subsidiary (or becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary ceasing to be a Significant Subsidiary)); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise; provided further that as of any date upon which a Loan Party (other than the Borrower) becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary ceasing to be a Significant Subsidiary), the Borrower shall be deemed to have made an Investment in a Person that is not a Loan Party in an amount equal to the fair market value of the assets (net of third-party liabilities) of such Subsidiary as of such date (as determined reasonably and in good faith by a Financial Officer of the Borrower). Upon any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with 144 any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s reasonable expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section 9.14. SECTION 9.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act. SECTION 9.16. No Fiduciary Relationship. Each of the Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Arranger, the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower, the Subsidiaries and their respective Affiliates, and none of the Administrative Agent, the Arranger, the Lenders or any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower the Subsidiaries or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower hereby waives and releases any claims that it or any of its Affiliates may have against the Administrative Agent, the Arranger, the Lenders or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. SECTION 9.17. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, State and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, State and foreign securities laws. 145

(b) The Borrower and each Lender acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Borrower has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof. SECTION 9.18. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in Dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction Dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given. (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section 9.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. SECTION 9.19. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and 146

(b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. SECTION 9.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. SECTION 9.21. Certain ERISA Matters. 147

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; (iii) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or any Arranger ,any Syndication Agent, any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with 148 the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). (c) The Administrative Agent, and each Arranger ,Syndication Agent and Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. ARTICLE X AMENDMENT AND RESTATEMENT Upon the Restatement Effective Date, this Agreement shall amend and restate the Existing Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto. 149

[Exhibit B to Third Amendment] Exhibit B

EXHIBIT B [FORM OF] BORROWING REQUEST JPMorgan Chase Bank, N.A., as Administrative Agent 10 South Dearborn Street, Floor L2 Suite IL1-0480 Chicago, IL, 60603-2300 Attention: Julius C. Williams (Telephone No. (312) 954-3750) (Telecopy No. (844) 490-5663) Email: Julius.C.Williams@JPMorgan.com with a copy to, JPMorgan Chase Bank, N.A. Middle Market Servicing 10 South Dearborn, Floor L2 Suite IL1-0480 Chicago, IL, 60603-2300 Attention: Commercial Banking Group Fax No: (844) 490-5663 Email: jpm.agency.cri@jpmorgan.com jpm.agency.servicing.1@jpmorgan.com [ ] Ladies and Gentlemen: Reference is made to the Amended and Restated Credit Agreement, dated as of December 23, 2019 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among Aspen Technology, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing: (A) Aggregate principal amount of Borrowing :1 _________________ (B) Facility under which Borrowing is requested: _________________ (C) Date of Borrowing (which is a Business Day): ________________ (D) Type of Borrowing:2 ____________________________________ 1 Must comply with Section 2.02(c) of the Credit Agreement. 2 In the case of a Borrowing to be denominated in Dollars, specify Term Benchmark Borrowing or ABR Borrowing (or, only to the extent set forth in Section 2.11, Daily Simple SOFR Borrowing). If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.

(E) Interest Period and the last day thereof:3 _____________________ (F) Currency of Borrowing:4___________________________________ (G) Location and number of the account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_________________________________________)5 Very truly yours, ASPEN TECHNOLOGY, INC. By: Name: Title: 3 Applicable to Term Benchmark Borrowings and EURIBOR Benchmark Borrowings, shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (or, to the extent made available by all Lenders participating in the requested Borrowing, twelve months). If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. 4 In the case of Revolving Loans, Specify Dollars, Euros or Pounds Sterling. 5 Must comply with Section 2.04 of the Credit Agreement.

Exhibit C

EXHIBIT E [FORM OF] INTEREST ELECTION REQUEST JPMorgan Chase Bank, N.A., as Administrative Agent 10 South Dearborn Street, Floor L2 Suite IL1-0480 Chicago, IL, 60603-2300 Attention: Julius C. Williams (Telephone No. (312) 954-3750) (Telecopy No. (844) 490-5663) Email: Julius.C.Williams@JPMorgan.com with a copy to, JPMorgan Chase Bank, N.A. Middle Market Servicing 10 South Dearborn, Floor L2 Suite IL1-0480 Chicago, IL, 60603-2300 Attention: Commercial Banking Group Fax No: (844) 490-5663 Email: jpm.agency.cri@jpmorgan.com jpm.agency.servicing.1@jpmorgan.com [Date] Ladies and Gentlemen: Reference is made to the Amended and Restated Credit Agreement, dated as of December 23, 2019 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among Aspen Technology, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes an Interest Election Request and the Borrower hereby gives you notice, pursuant to Section 2.05 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing: 1. Borrowing to which this request applies: Principal Amount: _______________________________ Facility _______________________________ Type:1 _______________________________ Interest Period:2 _______________________________ 2. Effective date of this election:3 _______________________________ 1 Specify ABR Borrowing, Term Benchmark Borrowing or EURIBOR Benchmark Borrowing (provided that EURIBOR Benchmark Borrowings and SONIA Borrowings may not be converted to ABR Borrowings). 2 In the case of a Term Benchmark Borrowing or a EURIBOR Benchmark Borrowing, specify the last day of the current Interest Period therefor. 3 Must be a Business Day.

3. Resulting Borrowing[s]4 Principal Amount:5 _______________________________ Type:6 _______________________________ Interest Period:7 _______________________________ 4 If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement. 5 Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above. 6 In the case of a Borrowing to be denominated in Dollars, specify whether the resulting Borrowing is to be an ABR Borrowing or a Term Benchmark Borrowing. 7 Applicable only if the resulting Borrowing is to be a Term Benchmark Borrowing or a EURIBOR Benchmark Borrowing, shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (or, to the extent made available by all Lenders participating in the requested Borrowing, twelve months), and cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Very truly yours, ASPEN TECHNOLOGY, INC. By Name: Title: